Exhibit 10.1

[FINAL]

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into, as of January 15, 2018 (the “Effective Date”) by and between Perrigo Pharma International DAC, whose registered office is Treasury Building, Lower Grand Canal Street, Dublin 2 (the “Company”), and Uwe Rohrhoff (“Executive”).

WHEREAS, the Company desires to employ Executive as its Chief Executive Officer and President;

WHEREAS, Executive desires to be employed as the Chief Executive Officer and President of the Company; and

WHEREAS, the Company and Executive desire to enter into this Agreement to set forth the terms of Executive’s service to the Company.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.    Employment Period; US Employment.

(a)    Employment Period. The Company agrees to employ Executive, and Executive agrees to serve the Company and its Affiliates (as defined below), subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the third anniversary of the Effective Date (the “Employment Period”). Thereafter, unless previously terminated, the Employment Period shall be automatically extended for consecutive periods of one year unless either party provides written notice to the other party that the Employment Period will not be extended (a “Non-Renewal”) in accordance with Section 10(b) (a “Notice of Non-Renewal”) not less than 180 days prior to the end of the Employment Period as then in effect. Any renewal will be in accordance with the Protection of Employees (Fixed-Term Work) Act 2003. The Unfair Dismissals Acts 1977-2015 shall not apply to a dismissal consisting only of the expiry of the Employment Period without its renewal. Notwithstanding the foregoing, (a) upon a “Change in Control” (as defined in the Perrigo Company plc Change in Control Severance Policy for U.S. Employees, as amended and restated effective of February 6, 2017 (the “CiC Policy”)), the Employment Period shall automatically be extended until the second anniversary of the date such Change in Control is consummated (unless the Employment Period would otherwise expire after such date); and (b) the Employment Period shall immediately terminate upon any termination of Executive’s employment with the Company and its subsidiaries pursuant to Section 4. For purposes of this Agreement, the term “Affiliate” means an entity controlled by, controlling or under common control with Perrigo Company plc, a public limited company incorporated in Ireland (the Company’s ultimate parent entity) (“Parent”) or the Company (for the avoidance of doubt, the Company is an Affiliate of Parent and vice versa).

(b)    US Employment. The Executive will remain employed by the Company during the Employment Period until such time as the Executive becomes entitled to lawfully work and reside in the United States (the “US Immigration Event”). The Executive and the Company will do all things reasonably required to facilitate the US Immigration Event. On occurrence of the US Immigration Event, the Executive will immediately commence employment with Perrigo Management Company, a Michigan corporation, a subsidiary of Parent and an Affiliate, without loss of continuity of service and on the terms set out in the Employment Agreement between the Executive and Perrigo Management Company at Exhibit A and the Executive will use all reasonable efforts to promptly relocate to the Allegan, Michigan area within a reasonable period mutually agreed to by the Executive and the Company, which period shall not exceed one hundred twenty (120) days. On Executive’s commencement of employment with Perrigo Management Company, Executive’s employment with the Company will immediately cease without further notice and the benefits of this Agreement will cease at that time, save for Sections 3(d)(ii) and 9 of this Agreement which will continue to apply in accordance with their terms.

2.    Position and Duties; Location; Standard of Services

(a)    Position and Duties. During the Employment Period, Executive shall serve as Chief Executive Officer and President of the Company and shall perform customary and appropriate duties as may be reasonably assigned to Executive from time to time by the Board of Directors of Parent (the “Board”). In connection with Executive’s employment by and service with the Company, as of the Effective Date, Executive shall (i) hold the titles of Chief Executive Officer and President of Parent, and (ii) serve as a director of the Board (subject to the provisions of Parent’s Memorandum and Articles of Association), in each case, without any additional compensation in respect thereof or the creation of an employment relationship with Parent. Executive shall have such responsibilities, power and authority as those normally associated with such positions in public companies of a similar stature. Executive shall report solely and directly to the Board.

(b)    Location. During the Employment Period, Executive’s principal place of employment shall be the Company’s executive offices in Dublin, subject to reasonable business travel at the Company’s request; provided that the parties acknowledge that Executive will spend time in the Company’s Affiliates’ offices in the United States.

(c)    Standard of Services. During the Employment Period, Executive agrees to devote Executive’s full business attention and time to the business and affairs of the Company and its Affiliates and to use Executive’s reasonable best efforts to perform faithfully and efficiently such responsibilities. Within 60 days after the Effective Date, Executive shall resign from all boards of directors of for-profit entities on which he sits. During the Employment Period, Executive may deliver lectures, fulfill speaking engagements, teach at educational institutions, manage personal investments and, subject to the prior written approval of the Board (or a committee thereof), which approval shall not be unreasonably withheld, serve on civic, charitable or other not-for-profit or for-profit boards or committees (collectively, the “Other Activities”), in each case, so long as such Other Activities do not materially interfere with the performance of Executive’s responsibilities in accordance with this Agreement and Executive complies with applicable provisions of any codes of business conduct and ethics of the Company and its Affiliates, as in effect from time to time. For the avoidance of doubt, Executive’s engagement in the Other Activities in accordance with this Section 2(c) shall not be deemed a violation of the

2

foregoing requirement that Executive shall devote his full business attention and time to the business and affairs of the Company and its Affiliates and use his reasonable best efforts to perform faithfully and efficiently such responsibilities.

3.    Compensation and Employee Benefits.

(a)    Annual Base Salary. During the Employment Period, Executive shall receive an annual base salary (the “Annual Base Salary”) of €850,000 payable in accordance with the Company’s regular payroll practices, but no less frequently than monthly. The Annual Base Salary shall be reviewed periodically by the Board or an appropriate committee thereof (the Board or such committee, the “Committee”) for possible increase, as determined in the sole and absolute discretion of the Committee, pursuant to the normal performance review policies for senior executives of the Company. Notwithstanding the above, the Committee may decrease the Annual Base Salary in a proportion (not greater than 5%) that generally applies to other senior executives of the Company in connection with an across-the-board senior executive salary decrease as a result of adverse business conditions, so long as such reduction ceases upon the cessation of such adverse business conditions; provided, that the foregoing ability to decrease the Annual Base Salary shall cease to apply upon a Change in Control. The term “Annual Base Salary” as used in this Agreement shall refer to the Annual Base Salary as it may be so adjusted from time to time.

(b)    Annual Bonus. During the Employment Period, Executive shall have the opportunity to earn, for each fiscal year of the Company, an annual bonus (the “Annual Bonus”) pursuant to the terms of the management incentive bonus plan (the “MIB”) in which the Company’s senior executives participate, as in effect from time to time. Executive’s target Annual Bonus opportunity shall be no less than 125% of the Annual Base Salary (the “Target Annual Bonus”). The actual amount of the Annual Bonus may range from 0% to 200% of the Target Annual Bonus, as determined by the Committee on the same basis as determinations made with respect to other senior executives of the Company, based on the achievement of pre-established performance goals and its evaluation of Executive’s performance (together, the “Bonus Performance Metrics”); provided, that Executive will be eligible to receive an Annual Bonus equal to no less than 50% of the Target Annual Bonus in the event that the minimum Bonus Performance Metrics for the applicable fiscal year are achieved. Each Annual Bonus that Executive earns pursuant to the applicable Bonus Performance Metrics shall be paid to Executive at the same time as the Company otherwise pays annual bonuses to senior executives of the Company for the applicable fiscal year. Except as provided in Section 5(a), (b), (c), or (d), as applicable, the Annual Bonus shall be subject to Executive being employed on the date of payment of the Annual Bonus for the applicable year. The Annual Bonus shall not be considered an acquired right of Executive, even if it is paid on a repeated basis.

(c)    Long-Term Incentive Awards. Beginning in calendar year 2018, Executive will be eligible to participate in Parent’s 2013 Long-Term Incentive Plan, as amended (the “2013 LTIP”), on terms and conditions as determined in the sole and absolute discretion of the Committee; provided that the grant in 2018 shall (i) be on terms and conditions (including the form and mix of grant types) as other members of the Company’s executive committee (the “EC”) and (ii) shall have a grant date fair value of not less than €5,100,000. During the Employment Period, Executive shall also be eligible to participate in other long-term cash and equity incentive plans, practices, policies, and programs applicable generally to other senior executives of the Company, as determined by the Committee in its sole and absolute discretion.

3

(d)    Sign-On Bonus. As soon as practicable following the Effective Date, Executive shall receive a sign-on bonus award (the “Sign-On Bonus”) in an amount equal to €850,000 payable as follows:

(i)    €425,000 of the Sign-On Bonus shall be in the form of cash (the “Sign-On Cash Amount”), payable within 30 days of the Effective Date, and

(ii)    €425,000 of the Sign-On Bonus shall be in the form of restricted stock units in Parent (which number of restricted stock units will be determined by dividing €425,000 by the “Fair Market Value” (as defined in the 2013 LTIP) of one share of Parent common stock as of the applicable date of grant) (the “Sign-On RSUs”). The Sign-On RSUs shall be granted as soon as practicable following the Effective Date, but by no later than 30 days after the Effective Date. The Sign-On RSUs shall vest and settle upon the two year anniversary of the Effective Date (the “Sign-On RSU Vesting Date”), subject to an acceleration of vesting as provided in Section 1.3(a), (b), and (c) of the RSU Agreement. The Sign-On RSUs shall be governed by the terms and conditions set forth in the RSU award agreement substantially in the form attached hereto as Exhibit B (the “RSU Agreement”); provided, however, that notwithstanding anything to the contrary in the RSU Agreement, (i) the provisions of Section 1.3(b) of the RSU Agreement shall not apply, (ii) for the purposes of the RSU Agreement, the term “Termination without Cause” shall mean the Executive’s termination of employment by the Company without “Cause” or a Non-Renewal as a result of the Company’s delivery of a Notice of Non-Renewal, and “Separation for Good Reason” shall mean the Executive’s resignation for “Good Reason,” in each case, as defined in this Agreement, respectively, and (iii) in the event of the Executive’s “Termination without Cause” or “Separation for Good Reason” under the RSU Agreement, other than on or after a Change in Control and prior to the two year anniversary of the Change in Control, a pro-rata portion of his Sign-On RSUs will become vested, such portion equal to the total number of Sign-On RSUs multiplied by a fraction equal to the number of days between the Effective Date and the Date of Termination, divided by 730. For the avoidance of doubt, in the event of Executive’s “Termination without Cause” or “Separation for Good Reason” under the RSU Agreement on or after a Change in Control and prior to the two year anniversary of the Change in Control, Section 1.3(c) of the RSU Agreement shall apply.

(e)    Other Employee Benefit Plans; Perquisites; Vacation. During the Employment Period, Executive shall be entitled to the perquisites, and to participate in the employee benefit plans, practices, policies and programs, in each case, as in effect from time to time, and that are generally applicable to other senior executives of the Company (including, but not limited to, retirement, deferred compensation and health and welfare benefits) on the same terms as are applicable to other senior executives of the Company. In addition, during the Employment Period, Executive shall be eligible for four weeks of vacation per calendar year (and pro-rata for any lesser period) plus public holidays, or such greater amount of time as is determined in accordance with the Company’s vacation policy as in effect from time to time, and in all cases subject to the terms of such policy.

4

(f)    Tax Equalization. The Company agrees to tax equalize Executive in respect of Executive’s compensation and benefits under this Agreement, including Annual Base Salary, Annual Bonus, all payments and benefits provided under incentive plans and other employee benefit plans, severance pay, tax equalization payments and any other forms of compensation provided pursuant to this Agreement. Under this tax equalization arrangement, Executive will engage on an annual basis a professional accounting firm reasonably acceptable to the Company with offices in Ireland and the US, the reasonable fees for which shall be paid for by the Company, to prepare notional Irish and US (including Allegan, Michigan) tax returns in order to determine, for each calendar year during which Executive is employed by the Company, the total Irish and US (including Allegan, Michigan) income tax paid or payable in respect of Executive’s compensation and benefits under this Agreement for such calendar year, inclusive of any applicable foreign tax credits which Executive may be legally entitled to claim in Ireland or the US in respect of taxes paid or payable in any other jurisdiction in that period (the “Tax Calculation”). To the extent that the amount of tax paid or payable under the Tax Calculation for any applicable taxation year exceeds that amount which is paid or payable as income taxes under the US tax calculation, the Company will pay to Executive, as soon as reasonably practicable following such determination, the difference, plus the appropriate gross-up to the extent that such equalization payment itself may be subject to tax in Ireland and/or the US but excluding any tax liability arising solely as a result of Executive having been resident in Germany for tax purposes prior to the Effective Date. Such amount shall be paid in a lump-sum payment within thirty (30) days of the determination of the applicable amount. The overall intent of this provision is that Executive shall be in no better position with respect to taxation and shall, on an after-tax basis reflecting Irish and US (including Allegan, Michigan) taxes paid and payable and any adjustments paid or payable pursuant to this Section 3(f), receive the same amount of money that Executive would have received had Executive earned such income entirely in and as a permanent resident of Allegan, Michigan, but there shall be no adjustment to reflect fluctuating monetary exchange rates. Executive will be responsible for compliance with all applicable tax laws and regulations and for the payment of all income taxes, property taxes, custom duties, fees, licenses, and other taxes imposed on Executive by any authorities in Ireland, Germany, the US or elsewhere.

(g)    Temporary Housing Expenses. During the Employment Period, Executive shall be reimbursed (i) on a monthly basis for the reasonable costs incurred by Executive in obtaining temporary housing in the vicinity of the Company’s executive offices in Dublin, and (ii) for all reasonable costs incurred by Executive in obtaining hotel accommodations in the vicinity of the Company’s offices in Allegan, Michigan during periods in which Executive is performing services from such Allegan, Michigan offices, in each case, in accordance with the applicable Company policy.

(h)    Business Expenses. During the Employment Period, and in addition to Executive’s reimbursement rights pursuant to Section 3(g), Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses (including travel, entertainment, professional dues and subscriptions) incurred by Executive, in accordance with the Company’s policies as in effect from time to time.

(i)    Policies and Procedures. The Company has number of non-contractual policies and procedures that are applicable to Executive, including the Disciplinary and Grievance

5

Procedure, the Bullying and Harassment Procedure which are contained in the Employee Handbook. The Company reserves the right to change, replace or withdraw these at any time and Executive is required to comply with the policies and procedures in force from time to time.

(j)    Pension. The Company provides access for Executive to contribute to a standard Personal Retirement Savings Account (PRSA) by way of deductions of contributions from Executive’s salary. The Company does not contribute to the PRSA.

(k)    Legal Fees. The Company will pay Executive’s legal counsel directly, upon presentation of customary invoices, for the fees and expenses incurred by Executive in connection with the preparation and negotiation of this Agreement and the Exhibits hereto.

4.    Termination of Employment.

(a)    Death or Disability. Executive’s employment shall terminate automatically upon Executive’s death during the Employment Period. If the Board determines in good faith that the Disability of Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may provide Executive with written notice in accordance with Section 10(b) of its intention to terminate Executive’s employment. In such event, Executive’s employment with the Company and its Affiliates shall terminate effective on the 30th day after Executive’s receipt of such notice (the “Disability Effective Date”), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive’s duties. For purposes of this Agreement, “Disability” shall mean the absence of Executive from Executive’s duties with the Company and its Affiliates on a full-time basis for 90 consecutive days, or for 120 days (which need not be consecutive) within a 365-day period, as a result of incapacity due to mental or physical illness. For the avoidance of doubt, during any period when Executive is absent from duties with the Company and its Affiliates as a result of incapacity due to mental or physical illness, but prior to Executive’s termination of employment due to Disability, Executive shall remain an employee of the Company and shall continue to receive the Annual Base Salary and all employee benefits provided to Executive pursuant to this Agreement in accordance with the terms of this Agreement.

(b)    Cause. The Company may terminate Executive’s employment during the Employment Period either with or without Cause. For purposes of this Agreement, “Cause” shall mean, as determined in the sole discretion of the Board:

(i)    The commission by Executive of an act of dishonesty or breach of trust, that is willful and demonstrably and materially injurious to the business, financial condition or reputation of the Company or its Affiliates;

(ii)    Executive’s conviction of, or entry of a plea of guilty with respect to, an indicatable or serious offense or a crime involving moral turpitude, fraud, forgery, embezzlement or similar conduct;

(iii)    Executive’s willful failure to perform, substantially perform Executive’s material duties with the Company or its Affiliates (other than as a result of physical or mental illness, impairment or disability);

6

(iv)    A willful and material breach by Executive of Executive’s obligations under this Agreement, including a material and willful breach of the restrictive covenants and confidentiality provisions set forth in Section 7;

(v)    Executive’s engaging in misconduct involving moral turpitude to the extent that his credibility and reputation no longer conform to the standard of senior executives of the Company or its Affiliates; or

(vi)    A failure to assist and cooperate with the Company or its Affiliates in connection with the defense or prosecution of any claim that may be made against or by the Company or its Affiliates, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company or its Affiliates, including any proceedings before any arbitral, administrative, regulatory, judicial, legislative or other body or agency.

Executive will not be deemed to be discharged for Cause unless and until there is delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (excluding Executive, if he is then a member of the Board), at a meeting called and duly held for such purpose, finding in good faith that Executive is guilty of the conduct set forth above and specifying the particulars thereof in detail. Following a Change in Control, any such determination by the Board shall be subject to de novo review by a court of law pursuant to the dispute provisions of Section 10(a).

(c)    Good Reason. Executive’s employment may be terminated by Executive either with or without Good Reason. For purposes of this Agreement, “Good Reason” shall mean Executive’s voluntary resignation after any of the following actions are taken by the Company or any of its Affiliates without Executive’s written consent:

(i)    A material diminution of Executive’s duties or responsibilities, authorities, powers or functions, including ceasing to be Chief Executive Officer of the Company or assignment of duties materially inconsistent with the position of Chief Executive Officer of the Company, other than during an extended absence due to mental or physical illness (as determined in good faith by the Board), so long as any such material diminution ceases upon Executive’s return to work following such extended absence;

(ii)    Subject to Section 1(b), a relocation in Executive’s principal place of employment that would result in Executive’s commute from his principal residence increasing by 20 miles or more; or

(iii)    Any material breach of this Agreement by the Company, including any material reduction in Executive’s Annual Base Salary (other than as contemplated by Section 3(a)) or Target Annual Bonus.

In order to invoke a termination for Good Reason, Executive shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (i) through (iii) within 90 days following Executive’s knowledge of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason, and the Company and its Affiliates shall have 30 days following receipt of such written notice (the “Cure

7

Period”) during which they may remedy the condition. In the event that the Company and its Affiliates fail to remedy the condition constituting Good Reason during the applicable Cure Period, Executive must issue a Notice of Termination in accordance with Section 4(d) within 30 days following such Cure Period in order for such termination as a result of such condition to constitute a termination for Good Reason.

(d)    Notice of Termination. Any termination by the Company with or without Cause, or by Executive with or without Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b). For purposes of this Agreement, a “Notice of Termination” means a written notice that (i) indicates the specific termination provision in this Agreement relied upon, (ii) if the termination is by the Company for Cause or by Executive for Good Reason, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated and (iii) specifies the Date of Termination (as defined below), which date shall not be more than 30 days after the delivery of such notice (except in the case of a Notice of Non-Renewal that is deemed a Notice of Termination in accordance with the following sentence, in which case the Date of Termination shall be the date on which the Employment Period expires pursuant to Section 1). For the avoidance of doubt, a Notice of Non-Renewal delivered pursuant to Section 1 will be deemed to be a Notice of Termination and the expiration of the Employment Period following a Non-Renewal will be a termination of Executive’s employment either by the Company without Cause (if the Company delivers the Notice of Non-Renewal), or by Executive without Good Reason (if Executive delivers the Notice of Non-Renewal).

(e)    Date of Termination. “Date of Termination” means (i) if Executive’s employment is terminated by the Company with or without Cause, or by Executive with or without Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days following such notice (except that in the case of a termination by Executive without Good Reason, the Company may in its sole discretion change any such later date to a date of its choosing between the date of such receipt and such later date), (ii) if Executive’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Executive or the Disability Effective Date, as the case may be, or (iii) if Executive’s employment is terminated by a Non-Renewal, the date on which the Employment Period expires pursuant to Section 1.

(f)    Resignation from Other Positions. Upon the termination of Executive’s employment for any reason (other than Executive’s termination as contemplated in Section 1(b) or unless otherwise agreed in writing by the Company and Executive), Executive shall be deemed to have resigned, without any further action by Executive, from any and all officer and director positions that Executive, immediately prior to such termination, (i) held with Parent, the Company or any of its Affiliates and (ii) held with any other entities at the direction of, or solely as a result of Executive’s affiliation with, the Company or any of its Affiliates. If for any reason this Section 4(f) is deemed to be insufficient to effectuate such resignations, then Executive shall, upon Parent’s or the Company’s request, execute any documents or instruments that Parent or the Company may deem necessary or desirable to effectuate such resignations. In addition, Executive hereby designates the Secretary or any Assistant Secretary of Parent or of any Affiliate to execute any such documents or instruments as Executive’s attorney-in-fact to effectuate such resignations if execution by the Secretary or any Assistant Secretary of Parent or any Affiliate is deemed by Parent or any Affiliate to be a more expedient means to effectuate such resignation or resignations.

8

5.    Obligations of the Company upon Termination.

(a)    Other than for Cause, Death or Disability; Company Non-Renewal; Resignation for Good Reason. If, during the Employment Period, the Company terminates Executive’s employment without Cause (other than due to death or Disability), there is a Non-Renewal as a result of the Company’s delivery of a Notice of Non-Renewal, or Executive terminates employment for Good Reason, in each case, other than upon or within 24 months following the consummation of a Change in Control (in which case Section 5(b) shall apply), then, subject to, in the case of clauses (ii), (iii), (iv), (v), (vi) and (viii) below, Executive’s execution within 50 days following the Date of Termination of a release of claims in the form attached as Exhibit C (the “Release”), which Release has become irrevocable in accordance with its terms (the date the Release becomes irrevocable, the “Release Effective Date”), the Company shall pay to Executive the following:

(i)    the sum of (A) the portion of the Annual Base Salary due for the period through the Date of Termination to the extent not theretofore paid, (B) any accrued but unpaid vacation and (C) Executive’s business expenses that have not been reimbursed by the Company as of the Date of Termination that were incurred by Executive prior to the Date of Termination in accordance with the applicable policy of the Company (the sum of the amounts described in clauses (A), (B) and (C) shall be hereinafter referred to as the “Accrued Obligations”), which Accrued Obligations shall be paid in a lump sum in cash within 60 days following the Date of Termination;

(ii)    any unpaid Annual Bonus earned by Executive in respect of the fiscal year of the Company that was completed on or prior to the Date of Termination (the “Unpaid Annual Bonus”), which Unpaid Annual Bonus shall be paid in a lump sum in cash on the first payroll date following the Release Effective Date (other than any portion of such Unpaid Annual Bonus that was deferred, which portion shall instead be paid in accordance with the applicable deferral arrangement and any election thereunder);

(iii)    a prorated Annual Bonus in respect of the fiscal year of the Company in which the Date of Termination occurs, with such amount to equal the product of (A) the amount determined by the Committee based on actual performance for the fiscal year in which the Date of Termination occurs and otherwise on a basis no less favorable than the basis on which annual incentive award determinations are made by the Committee for other senior executives of the Company in respect of such fiscal year, and (B) a fraction, (I) the numerator of which is the number of days in the fiscal year of the Company in which the Date of Termination occurs through the Date of Termination, and (II) the denominator of which is 365 (the “Prorated Annual Bonus”), which Prorated Annual Bonus shall be paid on the date on which the Company otherwise pays annual bonuses to senior executives of the Company for such fiscal year (other than any portion of such Annual Bonus that was deferred, which portion shall instead be paid in accordance with the applicable deferral arrangement and any election thereunder);

9

(iv)    an amount equal to the product of (A) 1.5 multiplied by (B) the sum of (x) the Annual Base Salary and (y) the Target Annual Bonus as in effect for the fiscal year of the Company in which the Date of Termination occurs, which amount shall be payable in a lump sum on the first payroll date following the Release Effective Date;

(v)    if Executive elects health care continuation coverage for himself and/or his eligible covered dependents equivalent to the coverage which they were receiving immediately prior to the Date of Termination, for 18 months following the Date of Termination, or such shorter period determined in accordance with clause (B) of this sentence (the “Continuation Period”), the Company shall pay the full premium cost of such coverage, based on the prevailing rate (the “Prevailing Rate”) charged by the Company to persons who elect similar health care continuation coverage (the “Health Care Benefits”); provided, however, that (A) the Health Care Benefits shall be reported by the Company as taxable income to Executive, and (B) the Continuation Period shall cease at such time that Executive is eligible to receive health care benefits under another employer-provided plan or benefit (but no repayment of any previously-paid premium shall be required);

(vi)    on the first day of each of the first six months following the expiration of the Continuation Period, an amount in cash equal to the Prevailing Rate for the coverage for Executive and his eligible covered dependents which was in effect immediately prior to expiration of the Continuation Period; provided, however, that no such payment shall be made following the time that Executive is eligible to receive health care benefits under another employer-provided plan;

(vii)    to the extent not theretofore paid or provided, the Company shall timely pay or provide, in accordance with the terms of the applicable plan, program, policy, practice or contract, to Executive any other amounts or benefits required to be paid or provided or that Executive is eligible to receive under any plan, program, policy, practice or contract of the Company through the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the “Other Benefits”); and

(viii)    for purposes of any equity incentive awards granted to Executive following the Effective Date that remain outstanding on the Date of Termination (other than the Sign-On RSUs), and notwithstanding anything to the contrary in the applicable award agreement, the 2013 LTIP, or any successor or similar plan, such equity incentive awards that would otherwise be scheduled to vest during the 24 months following the Date of Termination shall continue to vest during such 24-month period according to the vesting schedule in effect prior to the Date of Termination, unless the applicable award agreement, the 2013 LTIP, or any successor or similar plan provides for accelerated or continued vesting that is more favorable to Executive than the foregoing, in which case such more favorable provision shall apply in lieu of the foregoing. For the avoidance of doubt, upon Executive’s termination of employment, the Sign-On RSUs shall be treated in accordance with the RSU Agreement.

For the avoidance of doubt, if applicable, any amount payable pursuant to Section 5(a) shall be determined without regard to any reduction in compensation that resulted in Executive’s

10

termination of employment for Good Reason. If Executive does not execute the Release within 50 days following the Date of Termination, or if Executive revokes the Release, Executive shall be entitled to only the compensation and benefits contemplated by Sections 5(a)(i) and (vii).

(b)    Change in Control Termination. If, during the Employment Period, the Company terminates Executive’s employment without Cause (other than due to death or Disability), there is a Non-Renewal as a result of the Company’s delivery of a Notice of Non-Renewal, or Executive terminates employment for Good Reason, in each case, upon or within 24 months following the consummation of a Change in Control, then, subject to, in the case of all payments and benefits other than the Accrued Obligations and the Other Benefits, Executive’s execution within 50 days of the Date of Termination, and non-revocation, of the Release, the Company shall pay to Executive the following:

(i)    the Accrued Obligations, the Unpaid Annual Bonus, the Health Care Benefits and the Other Benefits in accordance with the terms of Sections 5(a)(i), (ii), (v), and (vii), respectively;

(ii)    a prorated Annual Bonus in respect of the fiscal year of the Company in which the Date of Termination occurs, with such amount to equal the product of (A) the Target Annual Bonus for the fiscal year in which the Date of Termination occurs, and (B) a fraction, (I) the numerator of which is the number of days that have elapsed in the fiscal year of the Company in which the Date of Termination occurs as of the Date of Termination, and (II) the denominator of which is 365 (the “Prorated Target Bonus”), which Prorated Target Bonus shall be paid in a lump sum in cash on the first payroll date following the Release Effective Date (other than any portion of such Annual Bonus that was deferred, which portion shall instead be paid in accordance with the applicable deferral arrangement and any election thereunder);

(iii)    an amount equal to the product of (A) two multiplied by (B) the sum of (x) the Annual Base Salary and (y) the Target Annual Bonus as in effect for the fiscal year of the Company in which the Date of Termination occurs, payable in a lump sum on the first payroll date following the Release Effective Date;

(iv)    a cash payment in an amount equal to six months’ health care premiums at the Prevailing Rate for Executive and each of his eligible dependents, payable in a lump sum on the first payroll date following the Release Effective Date; and

(v)    for purposes of any equity incentive awards granted to Executive following the Effective Date that remain outstanding on the Date of Termination (other than the Sign-On RSUs), and notwithstanding anything to the contrary in the applicable award agreement, the 2013 LTIP, or any successor or similar plan, such equity incentive awards shall become fully vested (with any equity incentive awards that are subject to performance-based vesting criteria vesting at “target” levels of achievement). For the avoidance of doubt, upon Executive’s termination of employment, the Sign-On RSUs shall be treated in accordance with the RSU Agreement.

11

For the avoidance of doubt, if applicable, any amount payable pursuant to Section 5(b) shall be determined without regard to any reduction in compensation that resulted in Executive’s termination of employment for Good Reason. If Executive does not execute the Release within 50 days following the Date of Termination, or if Executive revokes the Release, Executive shall be entitled to only the Accrued Obligations and the Other Benefits.

Other than as set forth in this Section 5(a) or 5(b), as applicable, in the event of a termination of Executive’s employment by the Company without Cause (other than due to death or Disability), due to a Non-Renewal as a result of the Company’s delivery of a Notice of Non-Renewal, or by Executive for Good Reason, the Company and its Affiliates shall have no further obligation to Executive under this Agreement.

(c)    Death; Disability. If Executive’s employment is terminated by reason of Executive’s death or Disability during the Employment Period, this Agreement shall terminate without further obligations to Executive, other than for payment of the Accrued Obligations, the Unpaid Annual Bonus and the Prorated Annual Bonus and the timely payment or provision of the Other Benefits. The Accrued Obligations, the Unpaid Annual Bonus and the Prorated Annual Bonus shall be paid to Executive’s estate (in the event of death) or Executive or his legal representative (in the event of Disability), as applicable, on the same schedule as contemplated by Sections 5(a)(i)-(iii).

(d)    Other Termination. If Executive’s employment is terminated during the Employment Period for a reason other than those governed by Section 5(a), (b), and (c) (including, for the avoidance of doubt, due to a Non-Renewal as a result of Executive’s delivery of a Notice of Non-Renewal), this Agreement shall terminate without further obligations to Executive under this Agreement, other than for (i) payment of the Accrued Obligations within 60 days following the Date of Termination and (ii) the timely payment or provision of the Other Benefits.

(e)    Full Settlement. The payments and benefits provided under this Section 5 shall be in full satisfaction of the obligations of the Company and its Affiliates to Executive under this Agreement or any other plan, agreement, policy or arrangement of the Company and its Affiliates upon his termination of employment, and in no event shall Executive be entitled to severance pay or benefits beyond those specified in this Section 5 (for the avoidance of doubt, including the Perrigo Company plc Executive Committee Severance Policy, as effective June 14, 2017, the Perrigo Company plc U.S. Severance Policy, as amended and restated effective February 6, 2017, and the CiC Policy).

6.    No Mitigation. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of any amounts payable to Executive under Section 5 and such amounts shall not be reduced whether or not Executive obtains other employment.

7.    Restrictive Covenants. In consideration for Executive’s continued employment and the compensation and benefits payable hereunder, Executive agrees to the covenants set forth below.

12

(a)    Nondisclosure of Confidential Information.

(i)    The parties agree that, during the course of Executive’s employment with the Company and its Affiliates, Executive will have access to, and will gain knowledge with respect to, Confidential Information (as defined below). Executive agrees that Executive shall not, without the prior written consent of the Company, during the period of Executive’s employment with the Company and its Affiliates and thereafter for so long as it remains Confidential Information, use or disclose, or knowingly permit any unauthorized person to use, disclose or gain access to, any Confidential Information; provided, however, that Executive may disclose Confidential Information (x) as required by law or (y) as ordered by a court, provided that in any event described in the preceding clause (x) or (y), (A) Executive shall promptly notify the Company in writing, and consult with and assist the Company or its Affiliates in seeking a protective order or request for another appropriate remedy, (B) in the event that such protective order or remedy is not obtained, or if the Company waives compliance with the terms of the preceding clause (A), Executive shall disclose only that portion of the Confidential Information that, in the opinion of Executive’s legal counsel, is legally required to be disclosed and shall exercise reasonable best efforts to assure that confidential treatment shall be accorded to such Confidential Information by the receiving person and (C) to the extent permitted by applicable law, the Company and its Affiliates shall be given an opportunity to review the Confidential Information prior to disclosure thereof.

(ii)    Without limiting the foregoing, Executive agrees to keep confidential the existence of, and any information concerning, any dispute between Executive and the Company or any of its Affiliates, except that Executive may disclose information concerning such dispute to the court that is considering such dispute and to Executive’s legal counsel, provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of such dispute.

(iii)    For purposes of this Agreement, “Confidential Information” means information, observations and data concerning the business and affairs of the Company or any of its Affiliates, including all business information (whether or not in written form) that relates to the Company or any of its Affiliates, or their directors, officers, employees, customers, suppliers or contractors or any other third parties with respect to which the Company or any of its Affiliates has a business relationship or owes a duty of confidentiality, or their respective businesses or products, and that is not known to the public generally other than as a result of Executive’s breach of this Agreement, including technical information or reports; trade secrets; unwritten knowledge and “know how” operating instructions; training manuals; customer lists; customer buying records and habits; product sales records and documents; product development, marketing and sales strategies; market surveys; marketing plans; profitability analyses; product cost; long-range plans; information relating to pricing, competitive strategies and new product development, including processes, formulas, designs, drawings, engineering and technology; information relating to any forms of compensation or other personnel-related information; contracts; and supplier lists. Confidential Information shall not include such information known to Executive prior to Executive’s involvement with the Company or any of its Affiliates or information rightfully obtained from a third party (other than pursuant to a breach by Executive of this Agreement or any other duty of confidentiality).

13

(iv)    Nothing herein shall preclude (i) Executive’s right to communicate, cooperate or file a complaint with any European, U.S., national, federal, state or local governmental or law enforcement branch, regulator, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any European, U.S., national, federal, state or local law or regulation, or otherwise make disclosures to any Governmental Entity, in each case, that are protected under the whistleblower or similar provisions of any such law or regulation; provided, that in each case such communications and disclosures are consistent with applicable law, or (ii) Executive’s right to receive an award from a Governmental Entity for information provided under any whistleblower or similar program.

(b)    Inventions and Patents. Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information that relate to the actual or anticipated business, research and development or existing or future products or services of the Company or its Affiliates, and that are conceived, developed or made by Executive during his employment with the Company or its Affiliates (“Work Product”) belong to the Company and its Affiliates. Executive shall promptly disclose such Work Product to the Company and its Affiliates and perform all actions reasonably requested by the Company or its Affiliates (whether during or after the Employment Period) to establish and confirm such ownership (including assignments, consents, powers of attorney, and other instruments). To the fullest extent permitted by applicable law all intellectual property (including patents, trademarks, and copyrights) which are made, developed or acquired by Executive in the course of Executive’s employment with the Company or its Affiliates will be and remain the absolute property of the Company and its Affiliates, and Executive shall assist the Company and its Affiliates in perfecting and defending their rights to such intellectual property.

(c)    Noncompetition. During Executive’s employment with the Company and its Affiliates and for the duration of the Restricted Period (as defined in this Section 7(c)), Executive shall not (i) directly or indirectly, without the prior written consent of the Company, engage in or invest as an owner, partner, stockholder, licensor, director, officer, agent or consultant for any person that conducts a business that is in competition with a business conducted by the Company or any of its Affiliates anywhere in the world; or (ii) accept employment or an engagement for the provision of services in any capacity, including as an employee, director, consultant or advisor, directly or indirectly, with any person that conducts a business that is in competition with a business conducted by the Company or any of its Affiliates anywhere in the world. For purposes hereof, conducting a business that is in competition with a business conducted by the Company or any of its Affiliates shall include the sale, manufacture, distribution or research and development of any product or service that is similar to a product or service sold, distributed, marketed or being researched or developed (including through a joint venture or investment in another entity) by the Company or any of its Affiliates, including store brand and value brand OTC drug or nutritional products, extended topical generic prescription pharmaceutical products, infant nutrition products and any other product or products that the Company or an Affiliate is marketing or actively planning to market during Executive’s employment with the Company and, with respect to the period after termination of employment, during the one-year period

14

following the Date of Termination. Notwithstanding the foregoing, (x) nothing in this provision shall prevent Executive from passively owning two percent (2%) or less of the outstanding securities of any class of any company listed on a national securities exchange or quoted on an automated quotation system, and (y) this Section 7(c) will not apply following the Date of Termination in the event that Executive’s employment is terminated by the Company without Cause pursuant to Section 5(a) or due to a Non-Renewal as a result of the Company’s delivery of a Notice of Non-Renewal.

For purposes of this Agreement, the term “Restricted Period” means: (A) in the event Executive’s employment is terminated for any reason and other than upon or within 24 months following the consummation of a Change in Control, the 18-month period immediately following the Date of Termination; and (B) in the event Executive’s employment is terminated for any reason upon or within 24 months following the consummation of a Change in Control, the 24-month period immediately following the Date of Termination.

(d)    Nonsolicitation of Clients. During Executive’s employment with the Company and its Affiliates and for the duration of the Restricted Period, Executive shall not, directly or indirectly, alone or in association with any other person, without the prior written consent of the Company, (i) induce or attempt to induce any client, customer (whether former or current), supplier, licensee, franchisee, joint venture partner or other business relation of the Company or any of its Affiliates (collectively, “Clients”) to cease doing business with the Company or any such Affiliate, (ii) divert all or any portion of a Client’s business to any competitor of the Company or any such Affiliate, or (iii) in any way interfere with the relationship between any Client, on the one hand, and the Company or any such Affiliate, on the other hand.

(e)    Nonsolicitation of Service Providers. During Executive’s employment with the Company and its Affiliates and for the duration of the Restricted Period, Executive shall not, directly or indirectly, without the prior written consent of the Company, (i) actively solicit, recruit or hire any person who is at such time, or who at any time during the 12-month period prior to such solicitation or hiring had been, an employee or consultant of the Company or any of its Affiliates, (ii) solicit or encourage any employee of the Company or any of its Affiliates to leave the employment of the Company or any of its Affiliates or (iii) interfere with the relationship of the Company or any of its Affiliates with any person or entity who or that is employed by or otherwise engaged to perform services for the Company or any of its Affiliates.

(f)    Mutual Nondisparagement. From and following the Effective Date, Executive shall not make, either directly or by or through another person, any oral or written negative, disparaging or adverse statements or representations of or concerning the Company or its Affiliates, any of their clients or businesses or any of their current or former officers, directors or employees. From and following the Effective Date, the Company shall not make, and shall direct its officers not to make, either directly or by or through another person, any oral or written negative, disparaging or adverse statements or representations of or concerning Executive. Notwithstanding the foregoing, subject to Section 7(a) in the case of Executive, nothing herein shall prohibit Executive, the Company, or the Company’s officers from (i) disclosing truthful information if legally required (whether by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process), (ii) exercising any legally protected whistleblower rights pursuant to the Protected Disclosures Act

15

2014, or (iii) in the case of Executive and the Company’s officers, providing honest assessments in the course of performing their employment duties in good faith, including, in the case of the Company’s officers, the provision of an employment reference in respect of the Executive.

(g)    Return of Property. Executive acknowledges that all documents, records, files, lists, equipment, computer, software or other property (including intellectual property) relating to the businesses of the Company or any of its Affiliates, in whatever form (including electronic), and all copies thereof, that have been or are received or created by Executive while an employee of the Company or any of its Affiliates (including Confidential Information) are and shall remain the property of the Company and its Affiliates, and Executive shall immediately return such property to the Company upon the Date of Termination and, in any event, at the Company’s request. Notwithstanding the foregoing, Executive shall be permitted to retain at all times, including after the Date of Termination, copies of documents related to his personal compensation, including this Agreement, and copies of his contacts information and calendar. Executive further agrees that any property situated on the premises of, and owned by, the Company or any of its Affiliates, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company’s personnel at any time with or without notice.

(h)    Remedies and Injunctive Relief. Executive acknowledges that a violation by Executive of any of the covenants contained in this Section 7 would cause irreparable damage to the Company and its Affiliates in an amount that would be material but not readily ascertainable, and that any remedy at law (including the payment of damages) would be inadequate. Accordingly, Executive agrees that, notwithstanding any provision of this Agreement to the contrary, in addition to any other damages it is able to show, the Company and its Affiliates shall be entitled (without the necessity of showing economic loss or other actual damage) to injunctive relief (including temporary restraining orders, preliminary injunctions and permanent injunctions), in any court of competent jurisdiction for any actual or threatened breach of any of the covenants set forth in this Section 7 in addition to any other legal or equitable remedies it may have. In addition, in the event of Executive’s Willful Restrictive Covenant Breach (as defined in this Section 7(h)), the Company and its Affiliates shall be entitled to cease payment of the compensation and benefits contemplated by Section 5 to the extent not previously paid or provided (including ceasing vesting of outstanding equity incentive awards, but excluding the Accrued Obligations and Other Benefits), and to the prompt return by Executive of any portion of such compensation and the value of such benefits previously paid or provided (including forfeiture of any equity incentive awards that vested pursuant to Section 5 or the repayment of the value of any equity incentive awards that vested pursuant to Section 5 that have been exercised or settled, as applicable). For purposes of this Agreement, “Willful Restrictive Covenant Breach” means Executive’s material breach of any of the covenants set forth in this Section 7 which Executive knew, or with due inquiry, should have known, would constitute such a material breach. The preceding sentences of this Section 7(h) shall not be construed as a waiver of the rights that the Company and its Affiliates may have for damages under this Agreement or otherwise, and all such rights shall be unrestricted. The Restriction Period shall be tolled during (and shall be deemed automatically extended by) any period during which Executive is in violation of the provisions of Section 7(c), (d) or (e), as applicable. In the event that a court of competent jurisdiction determines that any provision of this Section 7 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then, only as to

16

enforcement of this Section 7 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

(i)    Acknowledgements.

(i)    Executive acknowledges that the Company and its Affiliates have expended and will continue to expend substantial amounts of time, money and effort to develop business strategies, employee, customer and other relationships and goodwill to build an effective organization. Executive acknowledges that the Company and its Affiliates have a legitimate business interest in and right to protect its Confidential Information, goodwill and employee, customer and other relationships, and that the Company and its Affiliates could be seriously damaged by the disclosure of Confidential Information and the loss or deterioration of its employee, customer and other relationships. Executive further acknowledges that the Company and its Affiliates are entitled to protect and preserve the going concern value of the Company and its Affiliates to the extent permitted by law.

(ii)    In light of the foregoing acknowledgments, Executive agrees that the covenants contained in this Agreement are reasonable and properly required for the adequate protection of the businesses and goodwill of the Company and its Affiliates. Executive further acknowledges that, although Executive’s compliance with the covenants contained in this Agreement may prevent Executive from earning a livelihood in a business similar to the business of the Company and its Affiliates, Executive’s experience and capabilities are such that Executive has other opportunities to earn a livelihood and adequate means of support for Executive and Executive’s dependents.

(iii)    In light of the acknowledgements contained in this Section 7(i), Executive agrees not to challenge or contest the reasonableness, validity or enforceability of any limitations on, and obligations of, him contained in Section 7 of this Agreement.

8.    Successors. This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and their respective successors and assigns. As used in this Agreement, “Parent” and “Company” shall mean Parent and the Company as hereinbefore defined and any successor to their respective businesses and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

9.    Indemnification. Parent and the Company shall indemnify Executive and hold Executive harmless to the fullest extent permitted by the laws of the Republic of Ireland against and in respect of any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses, losses, and damages resulting from Executive’s good faith performance of Executive’s duties and obligations with the Company and its Affiliates. Parent and the Company shall cover Executive under directors’ and officers’ liability insurance both during and, while potential liability exists, after employment or non-employment service as a director or officer, as

17

applicable, in the same amount and to the same extent as Parent and the Company cover their other officers and directors. These obligations shall survive the termination of Executive’s employment with the Company and its Affiliates. If any proceeding is brought or threatened against Executive in respect of which indemnity may be sought against the Company or its Affiliates pursuant to the foregoing, Executive shall notify the Company promptly in writing of the institution of such proceeding and the Company or its Affiliates shall assume the defense thereof and the employment of counsel and payment of all fees and expenses; provided, however, that if a conflict of interest exists between the Company or its applicable Affiliate and Executive such that it is not legally practicable for the Company or its applicable Affiliate to assume Executive’s defense, Executive shall be entitled to retain separate counsel reasonably acceptable to the Company or its applicable Affiliate and the Company or its applicable Affiliate shall assume payment of all reasonable fees and expenses of such counsel.

10.    Miscellaneous.

(a)    Governing Law and Dispute Resolution. This Agreement and the Release shall be governed by and construed in accordance with the laws of the Republic of Ireland, without reference to principles of conflict of laws and each party irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the venue of any dispute arising out of or relating to this Agreement or the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute or proceeding. Each party agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Following a Change in Control, the Company (including any successor to the Company following a Change in Control) shall reimburse Executive for all reasonable legal fees and expenses incurred by Executive in seeking to obtain or enforce any right or benefit provided under this Agreement, provided that Executive substantially prevails on at least one material issue.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Executive: To the most recent address on file with the Company,

with a copy, which shall not constitute notice, to:

McDermott Will & Emery LLP

340 Madison Avenue

New York, NY 10173-1922

Attention: Steven Eckhaus and Ashley McCarthy

If to the Company:

Perrigo Pharma International DAC

Treasury Building

Lower Grand Canal Street

18

Dublin 2 Ireland

Attention: General Counsel

with a copy to Parent:

Perrigo Company plc

Treasury Building

Lower Grand Canal Street

Dublin 2 Ireland

Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(c)    Acknowledgements; Representations. Prior to execution of this Agreement, Executive was advised by the Company of Executive’s right to seek independent advice from an attorney of Executive’s own selection regarding this Agreement. Executive acknowledges that he has entered into this Agreement knowingly and voluntarily and with full knowledge and understanding of the provisions of this Agreement after being given the opportunity to consult with counsel. Executive represents that, in entering into this Agreement, Executive is not relying on any statements or representations made by any of the directors, officers, employees or agents of the Company and its Affiliates that are not expressly set forth herein, and that Executive is relying only upon Executive’s own judgment and any advice provided by Executive’s attorney. Further, Executive represents and warrants that (i) Executive is not subject to any contract, arrangement, policy or understanding, or to any statute, governmental rule or regulation, that in any way limits Executive’s ability to enter into and fully perform Executive’s obligations under this Agreement (ii) Executive is not otherwise unable to enter into and fully perform Executive’s obligations under this Agreement and (iii) Executive has not engaged in any conduct, the occurrence and/or publicity of which, due to Executive’s affiliation with the Company or any of its Affiliates, is or could be harmful to, or otherwise reflect negatively on, the Company and/or any of its Affiliates. In the event of any breach of any of the representations in the preceding sentence, the Company may terminate this Agreement and Executive’s employment without any liability owing to Executive.

(d)    Cooperation. Executive agrees that upon the reasonable request of the Company or its Affiliates following Executive’s termination of employment, Executive shall use reasonable efforts to assist and cooperate with the Company or its Affiliates in connection with the defense or prosecution of any claim that may be made against or by the Company or its Affiliates, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company or its Affiliates, including any proceedings before any arbitral, administrative, regulatory, judicial, legislative or other body or agency. Executive will be entitled to reimbursement for any reasonable out-of-pocket expenses (including travel expenses and attorneys’ fees) incurred in connection with providing such assistance and, in the event that Executive provides more than five hours of service collectively to the Company or its Affiliates in any calendar week at the Company’s or its Affiliates’ request pursuant to this Section 10(d), the Company shall compensate Executive at the rate of €408 gross per hour for such services in excess of five hours during such calendar week, with any payments payable hereunder subject to applicable statutory deductions.

19

(e)    Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

(f)    Survivability. The provisions of this Agreement that by their terms call for performance subsequent to the termination of either Executive’s employment or this Agreement (including the terms of Sections 5, 7 and 9) shall so survive such termination.

(g)    Section Headings; Construction. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation hereof. For purposes of this Agreement, the term “including” shall mean “including, without limitation.”

(h)    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(i)    Tax Withholding. The Company may withhold from any amounts payable under this Agreement such national or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(j)    Amendments. No provision of this Agreement shall be modified or amended except by an instrument in writing duly executed by the parties hereto. No custom, act, payment, favor or indulgence shall grant any additional right to Executive or be deemed a waiver by the Company of any of Executive’s obligations hereunder or release Executive therefrom or impose any additional obligation upon the Company. No waiver by any party of any breach by the other party of any term or provision hereof shall be deemed to be an assent or waiver by any party to or of any succeeding breach of the same or any other term or provision. This Agreement is personal to and shall not be assignable by any party, but shall inure to the benefit of the parties hereto and their respective heirs, beneficiaries, successors and assigns.

(k)    Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto in respect of the terms and conditions of Executive’s employment with the Company and its Affiliates, including his severance entitlements, and, as of the Effective Date, supersedes and cancels in their entirety all prior understandings, agreements and commitments, whether written or oral, relating to the terms and conditions of employment between Executive, on the one hand, and the Company or its Affiliates, on the other hand.

[Signature page follows]

20

IN WITNESS WHEREOF, Executive has hereunto set Executive’s hand and the Company, pursuant to the authorization from its board of directors, has caused these presents to be executed in its name on its behalf, all as of the date first above written.

/s Uwe Rohrhoff
Uwe Rohrhoff

PERRIGO PHARMA INTERNATIONAL DAC

By:	/s Todd W. Kingma
Todd W. Kingma
Executive Vice President, General Counsel and Secretary

[Signature Page to Employment Agreement]

21

EXHIBIT A

US EMPLOYMENT AGREEMENT

[Attached]

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into, as of [                ] (the “Effective Date”) by and between Perrigo Management Company, a Michigan corporation (the “Company”), and Uwe Röhrhoff (“Executive”).

WHEREAS, the Executive is currently employed as the Chief Executive Officer of Perrigo Pharma International DAC (“Pharma”) pursuant to an employment agreement between Executive and Pharma dated as of January 15, 2018 (the “Irish Agreement”);

WHEREAS, the Irish Agreement provides that upon the occurrence of a US Immigration Event (as defined in the Irish Agreement), Executive will commence employment with the Company;

WHEREAS, as contemplated in the Irish Agreement, the Company and Executive desire to enter into this Agreement to set forth the terms of Executive’s service to the Company.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

11.    Employment Period. The Company agrees to employ Executive, and Executive agrees to serve the Company and its Affiliates (as defined below), subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the third anniversary of the Effective Date (the “Employment Period”). Thereafter, unless previously terminated, the Employment Period shall be automatically extended for consecutive periods of one year unless either party provides written notice to the other party that the Employment Period will not be extended (a “Non-Renewal”) in accordance with Section 11(b) (a “Notice of Non-Renewal”) not less than 180 days prior to the end of the Employment Period as then in effect. Notwithstanding the foregoing, (a) upon a “Change in Control” (as defined in the Perrigo Company plc Change in Control Severance Policy for U.S. Employees, as amended and restated effective of February 6, 2017 (the “CiC Policy”)), the Employment Period shall automatically be extended until the second anniversary of the date such Change in Control is consummated (unless the Employment Period would otherwise expire after such date); and (b) the Employment Period shall immediately terminate upon any termination of Executive’s employment with the Company and its subsidiaries pursuant to Section 4. For purposes of this Agreement, the term “Affiliate” means an entity controlled by, controlling or under common control with Perrigo Company plc, a public limited company incorporated in Ireland (the Company’s ultimate parent entity) (“Parent”) or the Company (for the avoidance of doubt, the Company is an Affiliate of Parent and vice versa).

12.    Position and Duties; Location; Standard of Services.

(a)    Position and Duties. During the Employment Period, Executive shall serve as Chief Executive Officer and President of the Company and shall perform customary and appropriate duties as may be reasonably assigned to Executive from time to time by the Board of

Directors of Parent (the “Board”). In connection with Executive’s employment by and service with the Company, as of the Effective Date, Executive shall (i) hold the titles of Chief Executive Officer and President of Parent, and (ii) serve as a director of the Board (subject to the provisions of Parent’s Memorandum and Articles of Association), in each case, without any additional compensation in respect thereof or the creation of an employment relationship with Parent. Executive shall have such responsibilities, power and authority as those normally associated with such positions in public companies of a similar stature. Executive shall report solely and directly to the Board.

(b)    Location. During the Employment Period, Executive’s principal place of employment shall be the Company’s executive offices in Allegan, Michigan, subject to reasonable business travel at the Company’s request; provided that the parties acknowledge that Executive will spend significant time in the Company’s offices in Ireland.

(c)    Standard of Services. During the Employment Period, Executive agrees to devote Executive’s full business attention and time to the business and affairs of the Company and its Affiliates and to use Executive’s reasonable best efforts to perform faithfully and efficiently such responsibilities. Within 60 days after the Effective Date, Executive shall resign from all boards of directors of for-profit entities on which he sits. During the Employment Period, Executive may deliver lectures, fulfill speaking engagements, teach at educational institutions, manage personal investments and, subject to the prior written approval of the Board (or a committee thereof), which approval shall not be unreasonably withheld, serve on civic, charitable or other not-for-profit or for-profit boards or committees (collectively, the “Other Activities”), in each case, so long as such Other Activities do not materially interfere with the performance of Executive’s responsibilities in accordance with this Agreement and Executive complies with applicable provisions of any codes of business conduct and ethics of the Company and its Affiliates, as in effect from time to time. For avoidance of doubt, Executive’s engagement in the Other Activities in accordance with this Section 2(c) shall not be deemed a violation of the foregoing requirement that Executive shall devote his full business attention and time to the business and affairs of the Company and its Affiliates and use his reasonable best efforts to perform faithfully and efficiently such responsibilities.

13.    Compensation and Employee Benefits.

(a)    Annual Base Salary. During the Employment Period, Executive shall receive an annual base salary (the “Annual Base Salary”) of $1,000,000 payable in accordance with the Company’s regular payroll practices, but no less frequently than monthly. The Annual Base Salary shall be reviewed periodically by the Board or an appropriate committee thereof (the Board or such committee, the “Committee”) for possible increase, as determined in the sole and absolute discretion of the Committee, pursuant to the normal performance review policies for senior executives of the Company. Notwithstanding the above, the Committee may decrease the Annual Base Salary in a proportion (not greater than 5%) that generally applies to other senior executives of the Company in connection with an across-the-board senior executive salary decrease as a result of adverse business conditions, so long as such reduction ceases upon the cessation of such adverse business conditions; provided, that the foregoing ability to decrease the Annual Base Salary shall cease to apply upon a Change in Control. The term “Annual Base Salary” as used in this Agreement shall refer to the Annual Base Salary as it may be so adjusted from time to time.

(b)    Annual Bonus. During the Employment Period, Executive shall have the opportunity to earn, for each fiscal year of the Company, an annual bonus (the “Annual Bonus”) pursuant to the terms of the management incentive bonus plan (the “MIB”) in which the Company’s senior executives participate, as in effect from time to time. Executive’s target Annual Bonus opportunity shall be no less than 125% of the Annual Base Salary (the “Target Annual Bonus”). The actual amount of the Annual Bonus may range from 0% to 200% of the Target Annual Bonus, as determined by the Committee on the same basis as determinations made with respect to other senior executives of the Company, based on the achievement of pre-established performance goals and its evaluation of Executive’s performance (together, the “Bonus Performance Metrics”); provided, that Executive will be eligible to receive an Annual Bonus equal to no less than 50% of the Target Annual Bonus in the event that the minimum Bonus Performance Metrics for the applicable fiscal year are achieved. Each Annual Bonus that Executive earns pursuant to the applicable Bonus Performance Metrics shall be paid to Executive at the same time as the Company otherwise pays annual bonuses to senior executives of the Company for the applicable fiscal year. Except as provided in Section 5(a), (b), (c), or (d), as applicable, the Annual Bonus shall be subject to Executive being employed on the date of payment of the Annual Bonus for the applicable year. The Annual Bonus shall not be considered an acquired right of Executive, even if it is paid on a repeated basis.

(c)    Long-Term Incentive Awards. Executive will be eligible to participate in Parent’s 2013 Long-Term Incentive Plan, as amended (the “2013 LTIP”), on terms and conditions as determined in the sole and absolute discretion of the Committee. During the Employment Period, Executive shall also be eligible to participate in other long-term cash and equity incentive plans, practices, policies, and programs applicable generally to other senior executives of the Company, as determined by the Committee in its sole and absolute discretion.

(d)    Other Employee Benefit Plans; Perquisites; Vacation. During the Employment Period, Executive shall be entitled to the perquisites, and to participate in the employee benefit plans, practices, policies and programs, in each case, as in effect from time to time, and that are generally applicable to other senior executives of the Company (including, but not limited to, retirement, deferred compensation and health and welfare benefits) on the same terms as are applicable to other senior executives of the Company. In addition, during the Employment Period, Executive shall be eligible for four weeks of vacation per calendar year, or such greater amount of time as is determined in accordance with the Company’s vacation policy as in effect from time to time, and in all cases subject to the terms of such policy.

(e)    Relocation Policy. Executive shall be entitled to receive the benefits and/or reimbursements for relocation costs related to Executive’s relocation to the Allegan, Michigan area, in each case, payable pursuant to the Company’s relocation policy. In addition, in the event that Executive’s employment is terminated by the Company without Cause or by Executive for Good Reason, in each case within two years after the Effective Date, the Company shall reimburse Executive for any loss on the sale of his residence in the Allegan, Michigan area in an amount equal to the excess (if any) of Executive’s purchase price for such residence over the greater of (i) the Appraised Value (as defined below), and (ii) the actual sale price of Executive’s residence, provided that (x) the sale of such residence occurs within 18 months after the termination of employment (the “Resale Protection Period”), unless such Resale Protection Period is extended by mutual agreement of the parties to this Agreement, and (y) such actual sale price is not less than the average value of the residence, as determined within 30 days before the sale by two independent appraisers mutually appointed by Executive and the Company (such average value, the “Appraised Value”).

(f)    Temporary Housing Expenses. During the Employment Period, Executive shall be reimbursed (i) on a monthly basis for the reasonable costs incurred by Executive in obtaining temporary housing in the vicinity of the Company’s offices in Allegan, Michigan, and (ii) for all reasonable costs incurred by Executive in obtaining hotel accommodations in the vicinity of the Company’s offices in Ireland during periods in which Executive is performing services from such Irish offices, in each case, in accordance with the applicable Company policy.

(g)    Business Expenses. During the Employment Period, and in addition to Executive’s reimbursement rights pursuant to Section 3(f), Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses (including travel, entertainment, professional dues and subscriptions) incurred by Executive, in accordance with the Company’s policies as in effect from time to time.

14.    Termination of Employment.

(a)    Death or Disability. Executive’s employment shall terminate automatically upon Executive’s death during the Employment Period. If the Board determines in good faith that the Disability of Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may provide Executive with written notice in accordance with Section 11(b) of its intention to terminate Executive’s employment. In such event, Executive’s employment with the Company and its Affiliates shall terminate effective on the 30th day after Executive’s receipt of such notice (the “Disability Effective Date”), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive’s duties. For purposes of this Agreement, “Disability” shall mean the absence of Executive from Executive’s duties with the Company and its Affiliates on a full-time basis for 90 consecutive days, or for 120 days (which need not be consecutive) within a 365-day period, as a result of incapacity due to mental or physical illness. For the avoidance of doubt, during any period when Executive is absent from duties with the Company and its Affiliates as a result of incapacity due to mental or physical illness, but prior to Executive’s termination of employment due to Disability, Executive shall remain an employee of the Company and shall continue to receive the Annual Base Salary and all employee benefits provided to Executive pursuant to this Agreement in accordance with the terms of this Agreement.

(b)    Cause. The Company may terminate Executive’s employment during the Employment Period either with or without Cause. For purposes of this Agreement, “Cause” shall mean, as determined in the sole discretion of the Board:

(i)    The commission by Executive of an act of dishonesty or breach of trust, that is willful and demonstrably and materially injurious to the business, financial condition or reputation of the Company or its Affiliates;

(ii)    Executive’s conviction of, or entry of a plea of guilty or nolo contendere with respect to, a felony crime or a crime involving moral turpitude, fraud, forgery, embezzlement or similar conduct;

(iii)    Executive’s willful failure to perform, substantially perform Executive’s material duties with the Company or its Affiliates (other than as a result of physical or mental illness, impairment or disability);

(iv)    A willful and material breach by Executive of Executive’s obligations under this Agreement, including a material and willful breach of the restrictive covenants and confidentiality provisions set forth in Section 7;

(v)    Executive’s engaging in misconduct involving moral turpitude to the extent that his credibility and reputation no longer conform to the standard of senior executives of the Company or its Affiliates; or

(vi)    A failure to assist and cooperate with the Company or its Affiliates in connection with the defense or prosecution of any claim that may be made against or by the Company or its Affiliates, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company or its Affiliates, including any proceedings before any arbitral, administrative, regulatory, judicial, legislative or other body or agency.

Executive will not be deemed to be discharged for Cause unless and until there is delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (excluding Executive, if he is then a member of the Board), at a meeting called and duly held for such purpose, finding in good faith that Executive is guilty of the conduct set forth above and specifying the particulars thereof in detail. Following a Change in Control, any such determination by the Board shall be subject to de novo review by a court of law pursuant to the dispute provisions of Section 11(a).

(c)    Good Reason. Executive’s employment may be terminated by Executive either with or without Good Reason. For purposes of this Agreement, “Good Reason” shall mean Executive’s voluntary resignation after any of the following actions are taken by the Company or any of its Affiliates without Executive’s written consent:

(i)    A material diminution of Executive’s duties or responsibilities, authorities, powers or functions, including ceasing to be Chief Executive Officer of the Company or assignment of duties materially inconsistent with the position of Chief Executive Officer of the Company, other than during an extended absence due to mental or physical illness (as determined in good faith by the Board), so long as any such material diminution ceases upon Executive’s return to work following such extended absence;

(ii)    A relocation in Executive’s principal place of employment that would result in Executive’s commute from his principal residence increasing by 20 miles or more; or

(iii)    Any material breach of this Agreement by the Company, including any material reduction in Executive’s Annual Base Salary (other than as contemplated by Section 3(a)) or Target Annual Bonus.

In order to invoke a termination for Good Reason, Executive shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (i) through (iii) within 90 days following Executive’s knowledge of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason, and the Company and its Affiliates shall have 30 days following receipt of such written notice (the “Cure Period”) during which they may remedy the condition. In the event that the Company and its Affiliates fail to remedy the condition constituting Good Reason during the applicable Cure Period, Executive’s “separation from service” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (collectively, with the regulations and other guidance promulgated thereunder, the “Code”)) must occur, if at all, within 30 days following such Cure Period in order for such termination as a result of such condition to constitute a termination for Good Reason.

(d)    Notice of Termination. Any termination by the Company with or without Cause, or by Executive with or without Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b). For purposes of this Agreement, a “Notice of Termination” means a written notice that (i) indicates the specific termination provision in this Agreement relied upon, (ii) if the termination is by the Company for Cause or by Executive for Good Reason, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated and (iii) specifies the Date of Termination (as defined below), which date shall not be more than 30 days after the delivery of such notice (except in the case of a Notice of Non-Renewal that is deemed a Notice of Termination in accordance with the following sentence, in which case the Date of Termination shall be the date on which the Employment Period expires pursuant to Section 1). For the avoidance of doubt, a Notice of Non-Renewal delivered pursuant to Section 1 will be deemed to be a Notice of Termination and the expiration of the Employment Period following a Non-Renewal will be a termination of Executive’s employment either by the Company without Cause (if the Company delivers the Notice of Non-Renewal), or by Executive without Good Reason (if Executive delivers the Notice of Non-Renewal).

(e)    Date of Termination. “Date of Termination” means (i) if Executive’s employment is terminated by the Company with or without Cause, or by Executive with or without Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days following such notice (except that in the case of a termination by Executive without Good Reason, the Company may in its sole discretion change any such later date to a date of its choosing between the date of such receipt and such later date), (ii) if Executive’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Executive or the Disability Effective Date, as the case may be, or (iii) if Executive’s employment is terminated by a Non-Renewal, the date on which the Employment Period expires pursuant to Section 1.

(f)    Resignation from Other Positions. Upon the termination of Executive’s employment for any reason (unless otherwise agreed in writing by the Company and Executive),

Executive shall be deemed to have resigned, without any further action by Executive, from any and all officer and director positions that Executive, immediately prior to such termination, (i) held with Parent, the Company or any of its Affiliates and (ii) held with any other entities at the direction of, or solely as a result of Executive’s affiliation with, the Company or any of its Affiliates. If for any reason this Section 4(f) is deemed to be insufficient to effectuate such resignations, then Executive shall, upon Parent’s or the Company’s request, execute any documents or instruments that Parent or the Company may deem necessary or desirable to effectuate such resignations. In addition, Executive hereby designates the Secretary or any Assistant Secretary of Parent or of any Affiliate to execute any such documents or instruments as Executive’s attorney-in-fact to effectuate such resignations if execution by the Secretary or any Assistant Secretary of Parent or any Affiliate is deemed by Parent or any Affiliate to be a more expedient means to effectuate such resignation or resignations.

15.    Obligations of the Company upon Termination.

(a)    Other than for Cause, Death or Disability; Company Non-Renewal; Resignation for Good Reason. If, during the Employment Period, the Company terminates Executive’s employment without Cause (other than due to death or Disability), there is a Non-Renewal as a result of the Company’s delivery of a Notice of Non-Renewal, or Executive terminates employment for Good Reason, in each case, other than upon or within 24 months following the consummation of a Change in Control (in which case Section 5(b) shall apply), then, subject to Section 11(j) and to, in the case of clauses (ii), (iii), (iv), (v), and (vii) below, Executive’s execution within 50 days following the Date of Termination of a release of claims in the form attached as Exhibit A (the “Release”), which Release has become irrevocable in accordance with its terms (the date the Release becomes irrevocable, the “Release Effective Date”), the Company shall pay to Executive the following:

(i)    the sum of (A) the portion of the Annual Base Salary due for the period through the Date of Termination to the extent not theretofore paid, (B) any accrued but unpaid vacation and (C) Executive’s business expenses that have not been reimbursed by the Company as of the Date of Termination that were incurred by Executive prior to the Date of Termination in accordance with the applicable policy of the Company (the sum of the amounts described in clauses (A), (B) and (C) shall be hereinafter referred to as the “Accrued Obligations”), which Accrued Obligations shall be paid in a lump sum in cash within 60 days following the Date of Termination;

(ii)    any unpaid Annual Bonus earned by Executive in respect of the fiscal year of the Company that was completed on or prior to the Date of Termination (the “Unpaid Annual Bonus”), which Unpaid Annual Bonus shall be paid in a lump sum in cash on the first payroll date following the Release Effective Date (other than any portion of such Unpaid Annual Bonus that was deferred, which portion shall instead be paid in accordance with the applicable deferral arrangement and any election thereunder);

(iii)    a prorated Annual Bonus in respect of the fiscal year of the Company in which the Date of Termination occurs, with such amount to equal the product of (A) the amount determined by the Committee based on actual performance for the fiscal year in which the Date of Termination occurs and otherwise on a basis no less favorable than the basis on which annual incentive award determinations are made by the Committee for other senior executives of the Company in respect of such fiscal year, and (B) a fraction, (I) the numerator of which is the number of days in the fiscal year of the Company in which the Date of Termination occurs through the Date of Termination, and (II) the denominator of which is 365 (the “Prorated Annual Bonus”), which Prorated Annual Bonus shall be paid on the date on which the Company otherwise pays annual bonuses to senior executives of the Company for such fiscal year (other than any portion of such Annual Bonus that was deferred, which portion shall instead be paid in accordance with the applicable deferral arrangement and any election thereunder);

(iv)    an amount equal to the product of (A) 1.5 multiplied by (B) the sum of (x) the Annual Base Salary and (y) the Target Annual Bonus as in effect for the fiscal year of the Company in which the Date of Termination occurs, which amount shall be payable in a lump sum on the first payroll date following the Release Effective Date;

(v)    if Executive elects health care continuation coverage under Section 4980B of the Code or other applicable law (“COBRA”) for himself and/or his eligible covered dependents equivalent to the coverage which they were receiving immediately prior to the Date of Termination, for 18 months following the Date of Termination, or such shorter period determined in accordance with clause (B) of this sentence (the “Continuation Period”), the Company shall pay the full premium cost of such coverage, based on the prevailing rate (the “Prevailing COBRA Rate”) charged by the Company to persons who elect similar health care continuation coverage under COBRA (the “Health Care Benefits”); provided, however, that (A) the Health Care Benefits shall be reported by the Company as taxable income to Executive to the extent reasonably determined by the Company to be necessary to avoid the Health Care Benefits from being considered to have been provided under a discriminatory self-insured medical reimbursement plan pursuant to Section 105(h) of the Code, and (B) the Continuation Period shall cease at such time that Executive is eligible to receive health care benefits under another employer-provided plan (but no repayment of any previously-paid premium shall be required). In addition, the Company shall pay to Executive on the first day of each of the first six months following the expiration of the Continuation Period an amount in cash equal to the Prevailing COBRA Rate for the coverage for Executive and his eligible covered dependents which was in effect immediately prior to the expiration of the Continuation Period; provided, however, that no such payment shall be made following the time that Executive is eligible to receive health care benefits under another employer-provided plan;

(vi)    to the extent not theretofore paid or provided, the Company shall timely pay or provide, in accordance with the terms of the applicable plan, program, policy, practice or contract, to Executive any other amounts or benefits required to be paid or provided or that Executive is eligible to receive under any plan, program, policy, practice or contract of the Company through the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the “Other Benefits”); and

(vii)    for purposes of any equity incentive awards granted to Executive following the effective date of the Irish Agreement (including, for the avoidance of doubt, any equity incentive awards granted to Executive following the Effective Date), that remain outstanding on the Date of Termination (other than the Sign-On RSUs (as defined in the Irish Agreement)), and notwithstanding anything to the contrary in the applicable award agreement, the 2013 LTIP, or any successor or similar plan, such equity incentive awards that would otherwise be scheduled to vest during the 24 months following the Date of Termination shall continue to vest during such 24-month period according to the vesting schedule in effect prior to the Date of Termination, unless the applicable award agreement, the 2013 LTIP, or any successor or similar plan provides for accelerated or continued vesting that is more favorable to Executive than the foregoing, in which case such more favorable provision shall apply in lieu of the foregoing. For the avoidance of doubt, upon Executive’s termination of employment, the Sign-On RSUs shall be treated in accordance with the RSU Agreement (as defined in the Irish Agreement).

For the avoidance of doubt, if applicable, any amount payable pursuant to Section 5(a) shall be determined without regard to any reduction in compensation that resulted in Executive’s termination of employment for Good Reason. If Executive does not execute the Release within 50 days following the Date of Termination, or if Executive revokes the Release, Executive shall be entitled to only the compensation and benefits contemplated by Sections 5(a)(i) and (vi).

(b)    Change in Control Termination. If, during the Employment Period, the Company terminates Executive’s employment without Cause (other than due to death or Disability), there is a Non-Renewal as a result of the Company’s delivery of a Notice of Non-Renewal, or Executive terminates employment for Good Reason, in each case, upon or within 24 months following the consummation of a Change in Control, then, subject to Section 11(j) and, in the case of all payments and benefits other than the Accrued Obligations and the Other Benefits, Executive’s execution within 50 days of the Date of Termination, and non-revocation, of the Release, the Company shall pay to Executive the following:

(i)    the Accrued Obligations, the Unpaid Annual Bonus, the Health Care Benefits and the Other Benefits in accordance with the terms of Sections 5(a)(i), (ii), (v), and (vi), respectively;

(ii)    a prorated Annual Bonus in respect of the fiscal year of the Company in which the Date of Termination occurs, with such amount to equal the product of (A) the Target Annual Bonus for the fiscal year in which the Date of Termination occurs, and (B) a fraction, (I) the numerator of which is the number of days that have elapsed in the fiscal year of the Company in which the Date of Termination occurs as of the Date of Termination, and (II) the denominator of which is 365 (the “Prorated Target Bonus”), which Prorated Target Bonus shall be paid in a lump sum in cash on the first payroll date following the Release Effective Date (other than any portion of such Annual Bonus that was deferred, which portion shall instead be paid in accordance with the applicable deferral arrangement and any election thereunder);

(iii)    an amount equal to the product of (A) two multiplied by (B) the sum of (x) the Annual Base Salary and (y) the Target Annual Bonus as in effect for the fiscal year of the Company in which the Date of Termination occurs, payable in a lump sum on the first payroll date following the Release Effective Date;

(iv)    a cash payment in an amount equal to six months’ health care premiums at the Prevailing COBRA Rate for Executive and each of his eligible dependents, payable in a lump sum on the first payroll date following the Release Effective Date; and

(v)    for purposes of any equity incentive awards granted to Executive following the effective date of the Irish Agreement (including, for the avoidance of doubt, any equity incentive awards granted to Executive following the Effective Date), that remain outstanding on the Date of Termination (other than the Sign-On RSUs), and notwithstanding anything to the contrary in the applicable award agreement, the 2013 LTIP, or any successor or similar plan, such equity incentive awards shall become fully vested (with any equity incentive awards that are subject to performance-based vesting criteria vesting at “target” levels of achievement). For the avoidance of doubt, upon Executive’s termination of employment, the Sign-On RSUs shall be treated in accordance with the RSU Agreement.

For the avoidance of doubt, if applicable, any amount payable pursuant to Section 5(b) shall be determined without regard to any reduction in compensation that resulted in Executive’s termination of employment for Good Reason. If Executive does not execute the Release within 50 days following the Date of Termination, or if Executive revokes the Release, Executive shall be entitled to only the Accrued Obligations and the Other Benefits.

Other than as set forth in this Section 5(a) or 5(b), as applicable, in the event of a termination of Executive’s employment by the Company without Cause (other than due to death or Disability), due to a Non-Renewal as a result of the Company’s delivery of a Notice of Non-Renewal, or by Executive for Good Reason, the Company and its Affiliates shall have no further obligation to Executive under this Agreement.

(c)    Death; Disability. If Executive’s employment is terminated by reason of Executive’s death or Disability during the Employment Period, this Agreement shall terminate without further obligations to Executive, other than for payment of the Accrued Obligations, the Unpaid Annual Bonus and the Prorated Annual Bonus and the timely payment or provision of the Other Benefits. The Accrued Obligations, the Unpaid Annual Bonus and the Prorated Annual Bonus shall be paid to Executive’s estate (in the event of death) or Executive or his legal representative (in the event of Disability), as applicable, on the same schedule as contemplated by Sections 5(a)(i)-(iii).

(d)    Other Termination. If Executive’s employment is terminated during the Employment Period for a reason other than those governed by Section 5(a), (b), and (c) (including, for the avoidance of doubt, due to a Non-Renewal as a result of Executive’s delivery of a Notice of Non-Renewal), this Agreement shall terminate without further obligations to Executive under this Agreement, other than for (i) payment of the Accrued Obligations within 60 days following the Date of Termination and (ii) the timely payment or provision of the Other Benefits.

(e)    Full Settlement. The payments and benefits provided under this Section 5 shall be in full satisfaction of the obligations of the Company and its Affiliates to Executive under this Agreement or any other plan, agreement, policy or arrangement of the Company and its Affiliates upon his termination of employment, and in no event shall Executive be entitled to severance pay or benefits beyond those specified in this Section 5 (for the avoidance of doubt, including the Perrigo Company plc Executive Committee Severance Policy, as effective June 14, 2017, the Perrigo Company plc U.S. Severance Policy, as amended and restated effective February 6, 2017, and the CiC Policy).

16.    No Mitigation. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of any amounts payable to Executive under Section 5 and such amounts shall not be reduced whether or not Executive obtains other employment.

17.    Restrictive Covenants. In consideration for Executive’s continued employment and the compensation and benefits payable hereunder, Executive agrees to the covenants set forth below.

(a)    Nondisclosure of Confidential Information.

(i)    The parties agree that, during the course of Executive’s employment with the Company and its Affiliates, Executive has had and will continue to have access to, and has gained and will continue to gain knowledge with respect to, Confidential Information (as defined below). Executive agrees that Executive shall not, without the prior written consent of the Company, during the period of Executive’s employment with the Company and its Affiliates and thereafter for so long as it remains Confidential Information, use or disclose, or knowingly permit any unauthorized Person (as defined in Section 13(d) of the Securities Exchange Act of 1934) to use, disclose or gain access to, any Confidential Information; provided, however, that Executive may disclose Confidential Information (x) as required by law or (y) as ordered by a court, provided that in any event described in the preceding clause (x) or (y), (A) Executive shall promptly notify the Company in writing, and consult with and assist the Company or its Affiliates in seeking a protective order or request for another appropriate remedy, (B) in the event that such protective order or remedy is not obtained, or if the Company waives compliance with the terms of the preceding clause (A), Executive shall disclose only that portion of the Confidential Information that, in the opinion of Executive’s legal counsel, is legally required to be disclosed and shall exercise reasonable best efforts to assure that confidential treatment shall be accorded to such Confidential Information by the receiving Person and (C) to the extent permitted by applicable law, the Company and its Affiliates shall be given an opportunity to review the Confidential Information prior to disclosure thereof.

(ii)    Without limiting the foregoing, Executive agrees to keep confidential the existence of, and any information concerning, any dispute between Executive and the Company or any of its Affiliates, except that Executive may disclose information concerning such dispute to the court that is considering such dispute and to Executive’s legal counsel, provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of such dispute.

(iii)    For purposes of this Agreement, “Confidential Information” means information, observations and data concerning the business and affairs of the Company or any of its Affiliates, including all business information (whether or not in written form) that relates to the Company or any of its Affiliates, or their directors, officers, employees, customers, suppliers or contractors or any other third parties with respect to which the Company or any of its Affiliates has a business relationship or owes a duty of confidentiality, or their respective businesses or products, and that is not known to the public generally other than as a result of Executive’s breach of this Agreement, including technical information or reports; trade secrets; unwritten knowledge and “know how”; operating instructions; training manuals; customer lists; customer buying records and habits; product sales records and documents; product development, marketing and sales strategies; market surveys; marketing plans; profitability analyses; product cost; long-range plans; information relating to pricing, competitive strategies and new product development, including processes, formulas, designs, drawings, engineering and technology; information relating to any forms of compensation or other personnel-related information; contracts; and supplier lists. Confidential Information shall not include such information known to Executive prior to Executive’s involvement with the Company or any of its Affiliates or information rightfully obtained from a third party (other than pursuant to a breach by Executive of this Agreement or any other duty of confidentiality).

(iv)    Nothing herein shall preclude (i) Executive’s right to communicate, cooperate or file a complaint with any European, U.S., national, federal, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any European, U.S., national, federal, state or local law or regulation, or otherwise make disclosures to any Governmental Entity, in each case, that are protected under the whistleblower or similar provisions of any such law or regulation; provided, that in each case such communications and disclosures are consistent with applicable law or (ii) Executive’s right to receive an award from a Governmental Entity for information provided under any whistleblower or similar program.

(b)    Inventions and Patents. Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information that relate to the actual or anticipated business, research and development or existing or future products or services of the Company or its Affiliates, and that are conceived, developed or made by Executive during his employment with the Company or its Affiliates (“Work Product”) belong to the Company and its Affiliates. Executive shall promptly disclose such Work Product to the Company and its Affiliates and perform all actions reasonably requested by the Company or its Affiliates (whether during or after the Employment Period) to establish and confirm such ownership (including assignments, consents, powers of attorney, and other instruments). To the fullest extent permitted by applicable law all intellectual property (including patents, trademarks, and copyrights) which are made, developed or acquired by Executive in the course of Executive’s employment with the Company or its Affiliates will be and remain the absolute property of the Company and its Affiliates, and Executive shall assist the Company and its Affiliates in perfecting and defending their rights to such intellectual property.

(c)    Noncompetition. During Executive’s employment with the Company and its Affiliates and for the duration of the Restricted Period (as defined in this Section 7(c)), Executive shall not (i) directly or indirectly, without the prior written consent of the Company, engage in or invest as an owner, partner, stockholder, licensor, director, officer, agent or consultant for any Person that conducts a business that is in competition with a business conducted by the Company or any of its Affiliates anywhere in the world; or (ii) accept employment or an engagement for the provision of services in any capacity, including as an employee, director, consultant or advisor, directly or indirectly, with any Person that conducts a business that is in competition with a business conducted by the Company or any of its Affiliates anywhere in the world. For purposes hereof, conducting a business that is in competition with a business conducted by the Company or any of its Affiliates shall include the sale, manufacture, distribution or research and development of any product or service that is similar to a product or service sold, distributed, marketed or being researched or developed (including through a joint venture or investment in another entity) by the Company or any of its Affiliates, including store brand and value brand OTC drug or nutritional products, extended topical generic prescription pharmaceutical products, infant nutrition products and any other product or products that the Company or an Affiliate is marketing or actively planning to market during Executive’s employment with the Company and, with respect to the period after termination of employment, during the one-year period following the Date of Termination. Notwithstanding the foregoing, (x) nothing in this provision shall prevent Executive from passively owning two percent (2%) or less of the outstanding securities of any class of any company listed on a national securities exchange or quoted on an automated quotation system, and (y) this Section 7(c) will not apply following the Date of Termination in the event that Executive’s employment is terminated by the Company without Cause pursuant to Section 5(a) or due to a Non-Renewal as a result of the Company’s delivery of a Notice of Non-Renewal.

For purposes of this Agreement, the term “Restricted Period” means: (A) in the event Executive’s employment is terminated for any reason and other than upon or within 24 months following the consummation of a Change in Control, the 18-month period immediately following the Date of Termination; and (B) in the event Executive’s employment is terminated for any reason upon or within 24 months following the consummation of a Change in Control, the 24-month period immediately following the Date of Termination.

(d)    Nonsolicitation of Clients. During Executive’s employment with the Company and its Affiliates and for the duration of the Restricted Period, Executive shall not, directly or indirectly, alone or in association with any other Person, without the prior written consent of the Company, (i) induce or attempt to induce any client, customer (whether former or current), supplier, licensee, franchisee, joint venture partner or other business relation of the Company or any of its Affiliates (collectively, “Clients”) to cease doing business with the Company or any such Affiliate, (ii) divert all or any portion of a Client’s business to any competitor of the Company or any such Affiliate, or (iii) in any way interfere with the relationship between any Client, on the one hand, and the Company or any such Affiliate, on the other hand.

(e)    Nonsolicitation of Service Providers. During Executive’s employment with the Company and its Affiliates and for the duration of the Restricted Period, Executive shall not, directly or indirectly, without the prior written consent of the Company, (i) actively solicit, recruit or hire any Person who is at such time, or who at any time during the 12-month period prior to such solicitation or hiring had been, an employee or consultant of the Company or any of its Affiliates, (ii) solicit or encourage any employee of the Company or any of its Affiliates to leave the employment of the Company or any of its Affiliates or (iii) interfere with the relationship of the Company or any of its Affiliates with any Person or entity who or that is employed by or otherwise engaged to perform services for the Company or any of its Affiliates.

(f)    Mutual Nondisparagement. From and following the Effective Date, Executive shall not make, either directly or by or through another Person, any oral or written negative, disparaging or adverse statements or representations of or concerning the Company or its Affiliates, any of their clients or businesses or any of their current or former officers, directors or employees. From and following the Effective Date, the Company shall not make, and shall direct its officers and directors not to make, either directly or by or through another Person, any oral or written negative, disparaging or adverse statements or representations of or concerning Executive. Notwithstanding the foregoing, subject to Section 7(a) in the case of Executive, nothing herein shall prohibit Executive, the Company, or the Company’s officers from (i) disclosing truthful information if legally required (whether by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process), (ii) exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Securities Exchange Act of 1934), or (iii) in the case of Executive and the Company’s officers, providing honest assessments in the course of performing their employment duties in good faith.

(g)    Return of Property. Executive acknowledges that all documents, records, files, lists, equipment, computer, software or other property (including intellectual property) relating to the businesses of the Company or any of its Affiliates, in whatever form (including electronic), and all copies thereof, that have been or are received or created by Executive while an employee of the Company or any of its Affiliates (including Confidential Information) are and shall remain the property of the Company and its Affiliates, and Executive shall immediately return such property to the Company upon the Date of Termination and, in any event, at the Company’s request. Notwithstanding the foregoing, Executive shall be permitted to retain at all times, including after the Date of Termination, copies of documents related to his personal compensation, including this Agreement, and copies of his contacts information and calendar. Executive further agrees that any property situated on the premises of, and owned by, the Company or any of its Affiliates, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company’s personnel at any time with or without notice.

(h)    Remedies and Injunctive Relief. Executive acknowledges that a violation by Executive of any of the covenants contained in this Section 7 would cause irreparable damage to the Company and its Affiliates in an amount that would be material but not readily ascertainable, and that any remedy at law (including the payment of damages) would be inadequate. Accordingly, Executive agrees that, notwithstanding any provision of this Agreement to the contrary, in addition to any other damages it is able to show, the Company and its Affiliates shall be entitled (without the necessity of showing economic loss or other actual damage) to injunctive relief (including temporary restraining orders, preliminary injunctions and permanent injunctions), without posting a bond, in any court of competent jurisdiction for any actual or threatened breach of any of the covenants set forth in this Section 7 in addition to any other legal or equitable remedies it may have. In addition, in the event of Executive’s Willful Restrictive Covenant Breach (as defined in this Section 7(h)), the Company and its Affiliates shall be entitled to cease payment of the compensation and benefits contemplated by Section 5 to the extent not previously paid or provided (including ceasing vesting of outstanding equity incentive awards, but excluding the Accrued Obligations and Other Benefits), and to the prompt return by Executive of any portion of such compensation and the value of such benefits previously paid or provided (including forfeiture of any equity incentive awards that vested pursuant to Section 5 or the repayment of the value of any equity incentive awards that vested pursuant to Section 5 that have been exercised or settled, as applicable). For purposes of this Agreement, “Willful Restrictive Covenant Breach” means Executive’s material breach of any of the covenants set forth in this Section 7 which Executive knew, or with due inquiry, should have known, would constitute such a material breach. The preceding sentences of this Section 7(h) shall not be construed as a waiver of the rights that the Company and its Affiliates may have for damages under this Agreement or otherwise, and all such rights shall be unrestricted. The Restriction Period shall be tolled during (and shall be deemed automatically extended by) any period during which Executive is in violation of the provisions of Section 7(c), (d) or (e), as applicable. In the event that a court of competent jurisdiction determines that any provision of this Section 7 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then, only as to enforcement of this Section 7 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

(i)    Acknowledgements.

(i)    Executive acknowledges that the Company and its Affiliates have expended and will continue to expend substantial amounts of time, money and effort to develop business strategies, employee, customer and other relationships and goodwill to build an effective organization. Executive acknowledges that the Company and its Affiliates have a legitimate business interest in and right to protect its Confidential Information, goodwill and employee, customer and other relationships, and that the Company and its Affiliates could be seriously damaged by the disclosure of Confidential Information and the loss or deterioration of its employee, customer and other relationships. Executive further acknowledges that the Company and its Affiliates are entitled to protect and preserve the going concern value of the Company and its Affiliates to the extent permitted by law.

(ii)    In light of the foregoing acknowledgments, Executive agrees that the covenants contained in this Agreement are reasonable and properly required for the adequate protection of the businesses and goodwill of the Company and its Affiliates. Executive further acknowledges that, although Executive’s compliance with the covenants contained in this Agreement may prevent Executive from earning a livelihood in a business similar to the business of the Company and its Affiliates, Executive’s experience and capabilities are such that Executive has other opportunities to earn a livelihood and adequate means of support for Executive and Executive’s dependents.

(iii)    In light of the acknowledgements contained in this Section 7(i), Executive agrees not to challenge or contest the reasonableness, validity or enforceability of any limitations on, and obligations of, him contained in Section 7 of this Agreement.

18.    Treatment of Certain Payments.

(a)    Anything in this Agreement to the contrary notwithstanding, in the event the Accounting Firm (as defined below) shall determine that receipt of all Payments (as defined below) would subject Executive to the excise tax under Section 4999 of the Code, the Accounting Firm shall determine whether to reduce any of the Payments paid or payable pursuant to the Agreement (the “Agreement Payments”) so that the Parachute Value (as defined below) of all Payments, in the aggregate, equals the Safe Harbor Amount (as defined below). The Agreement Payments shall be so reduced only if the Accounting Firm determines that Executive would have a greater Net After-Tax Receipt (as defined below) of aggregate Payments if the Agreement Payments were so reduced. If the Accounting Firm determines that Executive would not have a greater Net After-Tax Receipt (as defined below) of aggregate Payments if the Agreement Payments were so reduced, Executive shall receive all Agreement Payments to which Executive is entitled hereunder.

(b)    If the Accounting Firm determines that aggregate Agreement Payments should be reduced so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount, the Company shall promptly give Executive notice to that effect and a copy of the detailed calculation thereof. All determinations made by the Accounting Firm under this Section 8 shall be binding upon the Company and its Affiliates and Executive and shall be made as soon as reasonably practicable and in no event later than 15 days following the Date of Termination. For purposes of reducing the Agreement Payments so that the Parachute Value of all Payments, in the aggregate, equals the Safe Harbor Amount, only amounts payable under this Agreement (and no other Payments) shall be reduced. The reduction of the amounts payable hereunder, if applicable, shall be made by reducing the payments and benefits in the following order: (i) cash payments that may not be valued under Treas. Reg. § 1.280G¬1, Q&A-24(c) (“24(c)”), (ii) equity-based payments that may not be valued under 24(c), (iii) cash payments that may be valued under 24(c), (iv) equity-based payments that may be valued under 24(c) and (v) other types of benefits. With respect to each category of the foregoing, such reduction shall occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A of the Code and next with respect to payments that are deferred compensation within the meaning of Section 409A of the Code, in each case, beginning with payments or benefits that are to be paid the farthest in time from the determination of the Accounting Firm. All reasonable fees and expenses of the Accounting Firm shall be borne solely by the Company.

(c)    To the extent requested by Executive, the Company shall cooperate with Executive in good faith in valuing, and the Accounting Firm shall take into account the value of, services provided or to be provided by Executive (including Executive’s agreeing to refrain from performing services pursuant to a covenant not to compete or similar covenant, before, on or after the date of a change in ownership or control of the Company (within the meaning of Q&A-2(b) of the final regulations under Section 280G of the Code), such that payments in respect of such services may be considered reasonable compensation within the meaning of Q&A-9 and Q&A-40 to Q&A-44 of the final regulations under Section 280G of the Code and/or exempt from the definition of the term “parachute payment” within the meaning of Q&A-2(a) of the final regulations under Section 280G of the Code in accordance with Q&A-5(a) of the final regulations under Section 280G of the Code.

(d)    The following terms shall have the following meanings for purposes of this Section 8:

(i)    “Accounting Firm” shall mean a nationally recognized certified public accounting firm or other professional organization that is a certified public accounting firm recognized as an expert in determinations and calculations for purposes of Section 280G of the Code that is selected by the Company prior to a Change in Control for purposes of making the applicable determinations hereunder, which firm shall not, without Executive’s consent, be a firm serving as accountant or auditor for the Person effecting the Change in Control.

(ii)    “Net After-Tax Receipt” shall mean the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of a Payment net of all taxes imposed on Executive with respect thereto under Sections 1 and 4999 of the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied to Executive’s taxable income for the immediately preceding taxable year, or such other rate(s) as the Accounting Firm reasonably determines to be likely to apply to Executive in the relevant tax year(s).

(iii)    “Parachute Value” of a Payment shall mean the present value as of the date of the change of control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a “parachute payment” under Section 280G(b)(2) of the Code, as determined by the Accounting Firm for purposes of determining whether and to what extent the excise tax under Section 4999 of the Code will apply to such Payment.

(iv)    “Payment” shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of Executive, whether paid or payable pursuant to the Agreement or otherwise.

(v)    “Safe Harbor Amount” shall mean 2.99 times Executive’s “base amount,” within the meaning of Section 280G(b)(3) of the Code.

19.    Successors. This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and their respective successors and assigns. As used in this Agreement, “Parent” and “Company” shall mean Parent and the Company as hereinbefore defined and any successor to their respective businesses and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

20.    Indemnification. Parent and the Company shall indemnify Executive and hold Executive harmless to the fullest extent permitted by the laws of the Republic of Ireland and the

State of Michigan, respectively, against and in respect of any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses, losses, and damages resulting from Executive’s good faith performance of Executive’s duties and obligations with the Company and its Affiliates. Parent and the Company shall cover Executive under directors’ and officers’ liability insurance both during and, while potential liability exists, after employment or non-employment service as a director or officer, as applicable, in the same amount and to the same extent as Parent and the Company cover their other officers and directors. These obligations shall survive the termination of Executive’s employment with the Company and its Affiliates. If any proceeding is brought or threatened against Executive in respect of which indemnity may be sought against the Company or its Affiliates pursuant to the foregoing, Executive shall notify the Company promptly in writing of the institution of such proceeding and the Company or its Affiliates shall assume the defense thereof and the employment of counsel and payment of all fees and expenses; provided, however, that if a conflict of interest exists between the Company or its applicable Affiliate and Executive such that it is not legally practicable for the Company or its applicable Affiliate to assume Executive’s defense, Executive shall be entitled to retain separate counsel reasonably acceptable to the Company or its applicable Affiliate and the Company or its applicable Affiliate shall assume payment of all reasonable fees and expenses of such counsel.

21.    Miscellaneous.

(a)    Governing Law and Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without reference to principles of conflict of laws. The parties irrevocably submit to the jurisdiction of any state or federal court sitting in or for Allegan or Kent Counties, Michigan with respect to any dispute arising out of or relating to this Agreement or the Release, and each party irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the venue of any dispute arising out of or relating to this Agreement or the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute or proceeding. Each party agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTER CLAIM BROUGHT OR ASSERTED BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT. Following a Change in Control, the Company (including any successor to the Company following a Change in Control) shall reimburse Executive for all reasonable legal fees and expenses incurred by Executive in seeking to obtain or enforce any right or benefit provided under this Agreement, provided that Executive substantially prevails on at least one material issue.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Executive: To the most recent address on file with the Company,

with a copy, which shall not constitute notice, to:

McDermott Will & Emery LLP

340 Madison Avenue

New York, NY 10173-1922

Attention: Steven Eckhaus and Ashley McCarthy

If to the Company:

Perrigo Management Company

515 Eastern Avenue

Allegan, Michigan 49010

Attention: General Counsel

Senior Vice President of Global Human Resources

with a copy to Parent:

Perrigo Company plc

Treasury Building

Lower Grand Canal Street

Dublin 2 Ireland

Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(c)    Acknowledgements; Representations. Prior to execution of this Agreement, Executive was advised by the Company of Executive’s right to seek independent advice from an attorney of Executive’s own selection regarding this Agreement. Executive acknowledges that he has entered into this Agreement knowingly and voluntarily and with full knowledge and understanding of the provisions of this Agreement after being given the opportunity to consult with counsel. Executive represents that, in entering into this Agreement, Executive is not relying on any statements or representations made by any of the directors, officers, employees or agents of the Company and its Affiliates that are not expressly set forth herein, and that Executive is relying only upon Executive’s own judgment and any advice provided by Executive’s attorney. Further, Executive represents and warrants that (i) Executive is not subject to any contract, arrangement, policy or understanding, or to any statute, governmental rule or regulation, that in any way limits Executive’s ability to enter into and fully perform Executive’s obligations under this Agreement, (ii) Executive is not otherwise unable to enter into and fully perform Executive’s obligations under this Agreement and (iii) Executive has not engaged in any conduct, the occurrence and/or publicity of which, due to Executive’s affiliation with the Company or any of its Affiliates, is or could be harmful to, or otherwise reflect negatively on, the Company and/or any of its Affiliates. In the event of any breach of any of the representations, in the preceding sentence, the Company may terminate this Agreement and Executive’s employment without any liability owing to Executive.

(d)    Cooperation. Executive agrees that upon the reasonable request of the Company or its Affiliates following Executive’s termination of employment, Executive shall use reasonable efforts to assist and cooperate with the Company or its Affiliates in connection with the defense or prosecution of any claim that may be made against or by the Company or its Affiliates, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company or its Affiliates, including any proceedings before any arbitral, administrative, regulatory, judicial, legislative or other body or agency. Executive will be entitled to reimbursement for any reasonable out-of-pocket expenses (including travel expenses and attorneys’ fees) incurred in connection with providing such assistance and, in the event that Executive provides more than five hours of service collectively to the Company or its Affiliates in any calendar week at the Company’s or its Affiliates’ request pursuant to this Section 11(d), the Company shall compensate Executive at the rate of $480 per hour for such services in excess of five hours during such calendar week.

(e)    Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

(f)    Survivability. The provisions of this Agreement that by their terms call for performance subsequent to the termination of either Executive’s employment or this Agreement (including the terms of Sections 5, 7 and 10) shall so survive such termination.

(g)    Section Headings; Construction. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation hereof. For purposes of this Agreement, the term “including” shall mean “including, without limitation.”

(h)    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(i)    Tax Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(j)    Section 409A.

(i)    General. It is intended that payments and benefits made or provided under this Agreement shall not result in penalty taxes or accelerated taxation pursuant to Section 409A of the Code. Any payments that qualify for the “short-term deferral” exception, the separation pay exception or another exception under Section 409A of the Code shall be paid under the applicable exception. For purposes of the limitations on nonqualified deferred compensation under Section 409A of the Code, each payment of compensation under this Agreement shall be treated as a separate payment of compensation. All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under Section 409A of the Code to the extent necessary in order to avoid the imposition of penalty taxes on

Executive pursuant to Section 409A of the Code. In no event may Executive, directly or indirectly, designate the calendar year of any payment under this Agreement, and to the extent required by Section 409A of the Code, any payment that may be paid in more than one taxable year (depending on the time that Executive executes the Release) shall be paid in the later taxable year.

(ii)    Reimbursements and In-Kind Benefits. Notwithstanding anything to the contrary in this Agreement, all reimbursements and in-kind benefits provided under this Agreement that are subject to Section 409A of the Code shall be made in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (A) any reimbursement is for expenses incurred during Executive’s lifetime (or during a shorter period of time specified in this Agreement); (B) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (C) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred; and (D) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

(iii)    Delay of Payments. Notwithstanding any other provision of this Agreement to the contrary, if Executive is considered a “specified employee” for purposes of Section 409A of the Code (as determined in accordance with the methodology established by the Company and its Affiliates as in effect on the Termination Date), any payment that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code that is otherwise due to Executive under this Agreement during the six-month period immediately following Executive’s separation from service (as determined in accordance with Section 409A of the Code) on account of Executive’s separation from service shall be accumulated and paid to Executive on the first business day of the seventh month following his separation from service (the “Delayed Payment Date”), to the extent necessary to prevent the imposition of tax penalties on Executive under Section 409A of the Code. If Executive dies during the postponement period, the amounts and entitlements delayed on account of Section 409A of the Code shall be paid to the personal representative of his estate on the first to occur of the Delayed Payment Date or 30 calendar days after the date of Executive’s death.

(k)    Amendments. No provision of this Agreement shall be modified or amended except by an instrument in writing duly executed by the parties hereto. No custom, act, payment, favor or indulgence shall grant any additional right to Executive or be deemed a waiver by the Company of any of Executive’s obligations hereunder or release Executive therefrom or impose any additional obligation upon the Company. No waiver by any party of any breach by the other party of any term or provision hereof shall be deemed to be an assent or waiver by any party to or of any succeeding breach of the same or any other term or provision. This Agreement is personal to and shall not be assignable by any party, but shall inure to the benefit of the parties hereto and their respective heirs, beneficiaries, successors and assigns.

(l)    Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto in respect of the terms and conditions of Executive’s employment with the Company and its Affiliates, including his severance entitlements, and, as of the Effective Date, supersedes and cancels in their entirety all prior understandings, agreements and commitments, whether written or oral, relating to the terms and conditions of employment between Executive, on the one hand, and the Company or its Affiliates, on the other hand.

[Signature page follows]

IN WITNESS WHEREOF, Executive has hereunto set Executive’s hand and the Company, pursuant to the authorization from its board of directors, has caused these presents to be executed in its name on its behalf, all as of the date first above written.

Uwe Röhrhoff

PERRIGO MANAGEMENT COMPANY

By:

[Signature Page to Employment Agreement]

Exhibit A

GENERAL RELEASE OF CLAIMS

THIS GENERAL RELEASE OF CLAIMS (this “Release”) is executed by Uwe Röhrhoff (“Executive”) as of the date set forth on the signature page hereto.

1.    General Release and Waiver of Claims.

(a)    Release. In consideration of the payments and benefits afforded under the employment agreement, dated as of                     , by and between Perrigo Management Company, a Michigan corporation (the “Company”) and Executive (the “Employment Agreement”), and after consultation with counsel, Executive and each of Executive’s respective heirs, executors, administrators, representatives, agents, successors and assigns (collectively, the “Releasors”) hereby irrevocably and unconditionally release and forever discharge the Company and its subsidiaries and affiliates (including, but not limited to “Pharma” and “Parent” (as such terms are defined in the Employment Agreement) and each of their respective officers, employees, directors and agents (“Releasees”) from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, “Claims”) that the Releasors may have arising out of Executive’s employment relationship with and service as an employee, officer or director of the Company and its subsidiaries and affiliates, and the termination of any such relationship or service, in each case up to and including Executive’s date of termination. Executive acknowledges that the foregoing sentence includes Claims arising under Federal, state or local laws, statutes, orders or regulations that relate to the employment relationship or prohibiting employment discrimination, including Claims under Title VII of the Civil Rights Act of 1964; The Civil Rights Act of 1991; Sections 1981 through 1988 of Title 42 of the United States Code; the Employee Retirement Income Security Act of 1974; the Immigration Reform and Control Act; the Sarbanes-Oxley Act of 2002; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act; the Equal Pay Act; the Fair Credit Reporting Act; Occupational Safety and Health Act; state equivalents of the foregoing statutes, including without limitation the Michigan Elliott Larsen Civil Rights Act, the Michigan Persons with Disabilities Civil Rights Act, and the Michigan Whistleblowers’ Protection Act; and any other federal, state or local civil, human rights, bias, whistleblower, discrimination, retaliation, compensation, employment, labor or other local, state or federal law, regulation or ordinance. Notwithstanding anything contained herein to the contrary, this Release specifically excludes and shall not affect: (i) the obligations of the Company or its affiliates set forth in the Employment Agreement and to be performed after the date hereof, including without limitation under in Sections 5, 8 and 10 thereof, or under any other benefit plan, agreement, arrangement or policy of the Company or its affiliates that is applicable to Executive and that, in each case, by its terms, contains obligations that are to be performed after the date hereof by the Company or its affiliates; (ii) any indemnification or similar rights Executive has as a current or former officer, director, employee or agent of the Company or its affiliates, including, without limitation, any and all rights thereto under applicable law, the bylaws or other governance documents or such entities, or any rights with respect to coverage under any directors’ and officers’ insurance policies and/or indemnification agreements; (iii) any Claim the Releasors may have as the holder or beneficial owners of securities of the Company or its affiliates or other rights relating to securities or equity awards in respect of the common stock of the Company or its affiliates; (iv) rights to accrued but unpaid salary, paid time off, vacation or other compensation due through the date of termination of employment; (v) any unreimbursed business expenses; (vi) benefits or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; and (vii) any Claims that may arise in the future from events or actions occurring after Executive’s date of termination of employment or that Executive may not by law release through an agreement such as this.

(b)    Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to Executive under the Employment Agreement, the Releasors hereby unconditionally release and forever discharge the Releasees from any and all Claims that the Releasors may have as of the date Executive signs this Release arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”). By signing this Release, Executive hereby acknowledges and confirms the following: (i) Executive was advised by the Company in connection with Executive’s termination of employment to consult with an attorney of Executive’s choice prior to signing this Release and to have such attorney explain to Executive the terms of this Release, including, without limitation, the terms relating to Executive’s release of claims arising under ADEA, and Executive has in fact consulted with an attorney; (ii) Executive was given a period of not fewer than [twenty-one (21)] [forty-five (45)] calendar days to consider the terms of this Release and to consult with an attorney of Executive’s choosing with respect thereto; and (iii) Executive knowingly and voluntarily accepts the terms of this Release. Executive also understands that Executive has seven (7) calendar days following the date on which Executive signs this Release within which to revoke the release contained in this Section 1(b), by providing the Company a written notice of Executive’s revocation of the release and waiver contained in this Section 1(b).

(c)    No Assignment. Executive represents and warrants that Executive has not assigned any of the Claims being released under this Release.

2.    Proceedings. Executive has not filed, and agrees not to initiate or cause to be initiated on Executive’s behalf, any complaint, charge, claim or proceeding against the Releasees with respect to any Claims released under Section 1(a) or (b) before any local, state or federal agency, court or other body (each, individually, a “Proceeding”), and agrees not to participate voluntarily in any Proceeding involving such Claims; provided, however, and subject to the immediately following sentence, nothing set forth here in intended to or shall interfere with Executive’s right to participate in a Proceeding with any appropriate federal, state, or local government agency enforcing discrimination laws, nor shall this Release prohibit Executive from cooperating with any such agency in its investigation. Executive waives any right Executive may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding involving such Claims. Notwithstanding the foregoing, the term Proceeding shall not include any complaint, charge, claim or proceeding with respect to the obligations of the Company to Executive under the Employment Agreement or in respect of any other matter described in the proviso to Section 1(a), and Executive retains all of Executive’s rights in connection with the same.

3.    Severability Clause. In the event any provision or part of this Release is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Release, will be inoperative.

A-2

4.    No Admission. Nothing contained in this Release will be deemed or construed as an admission of wrongdoing or liability on the part of the Releasees.

5.    Governing Law and Venue. All matters affecting this Release, including the validity thereof, are to be governed by, and interpreted and construed in accordance with, the laws of the State of Michigan applicable to contracts executed in and to be performed in that State.

6.    Counterparts. This Release may be executed in counterparts and each counterpart will be deemed an original.

7.    Notices. All notices, requests, demands or other communications under this Release shall be in writing and shall be deemed to have been duly given when delivered in person or deposited in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, to the party to whom such notice is being given as follows:

As to Executive:

Executive’s last address on the books and records of the Company

As to the Company:

Perrigo Management Company

515 Eastern Avenue

Allegan, Michigan 49010

Attention: General Counsel

Senior Vice President of Global Human Resources

With a copy to Parent:

Perrigo Company plc

Treasury Building

Lower Grand Canal Street

Dublin 2 Ireland

Attention: General Counsel

Any party may change his, her or its address or the name of the person to whose attention the notice or other communication shall be directed from time to time by serving notice thereof upon the other party as provided herein.

[Signature page follows]

A-3

EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS READ THIS RELEASE AND THAT EXECUTIVE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT EXECUTIVE HEREBY EXECUTES THE SAME AND MAKES THIS RELEASE AND THE RELEASE PROVIDED FOR HEREIN VOLUNTARILY AND OF EXECUTIVE’S OWN FREE WILL.

IN WITNESS WHEREOF, Executive has executed this Release on the date set forth below.

Uwe Röhrhoff

Dated as of:

EXHIBIT B

SIGN-ON RSU AWARD AGREEMENT

[Attached]

PERRIGO COMPANY PLC

RESTRICTED STOCK UNIT AWARD AGREEMENT

(SERVICE-BASED)

(Under the Perrigo Company plc 2013 Long-Term Incentive Plan)

TO:        Participant Name

RE:        Notice of Restricted Stock Unit Award (Service-Based)

This is to notify you that Perrigo Company plc (the “Company”) has granted you an Award under the Perrigo Company plc 2013 Long-Term Incentive Plan (the “Plan”), effective as of Grant Date (the “Grant Date”). This Award consists of service-based restricted stock units. The terms and conditions of this incentive are set forth in the remainder of this agreement (including any special terms and conditions set forth in any appendix for your country (“Appendix”))(collectively the “Agreement”). The capitalized terms that are not otherwise defined in this Agreement shall have the meanings ascribed to such terms under the Plan.

SECTION 1

Restricted Stock Units – Service-Based Vesting

1.1    Grant. As of the Grant Date, and subject to the terms and conditions of this Agreement and the Plan, the Company grants you Number of Awards Granted (“Restricted Stock Units” or “RSUs”). Each Restricted Stock Unit shall entitle you to one ordinary share of the Company, nominal value €0.001 per share (“Ordinary Share”) on the applicable RSU Vesting Date, provided the vesting conditions described in Section 1.2 are satisfied.

1.2    Vesting. Except as provided in Section 1.3, the Restricted Stock Units awarded in Section 1.1 shall vest on the second anniversary of the Grant Date (“RSU Vesting Date”) provided that you continue in the service of the Company from the Grant Date through the applicable RSU Vesting Date.

Except as provided in Section 1.3, if your Termination Date occurs prior to the RSU Vesting Date, any Restricted Stock Units awarded under Section 1.1 that have not previously vested as of such Termination Date shall be permanently forfeited on your Termination Date.

1.3    Special Vesting Rules. Notwithstanding Section 1.2 above:

(a)    If your Termination Date occurs by reason of death, Disability or Retirement with the Company’s consent, any Restricted Stock Units awarded under Section 1.1 that have not vested prior to such Termination Date shall become fully vested.

(b)    If your Termination Date occurs by reason of an Involuntary Termination for Economic Reasons, any Restricted Stock Units awarded under Section 1.1 that would otherwise be scheduled to vest under Section 1.2 in the 24-month period following such Termination Date shall continue to vest during such 24-month period according to the vesting schedule in effect prior to such Termination Date; provided, however, that if your Termination

Date occurs for a reason that is both described in this subsection (b) and in subsection (c) below, the special vesting rules described in subsection (c) shall apply in lieu of the vesting rules described in this subsection (b). Any Restricted Stock Units that are not scheduled to vest during such 24-month period will be permanently forfeited on the Termination Date.

(c)    If your Termination Date occurs by reason of a Termination without Cause or a Separation for Good Reason on or after a Change in Control (as defined in the Plan and as such definition may be amended hereafter) and prior to the two (2) year anniversary of the Change in Control, all Restricted Stock Units awarded under Section 1.1 that have not vested or been forfeited prior to such Termination Date shall become fully vested.

(d)    As used in this Section 1.3, the following terms shall have the meanings set forth below:

(1)    “Separation for Good Reason” means your voluntary resignation from the Company and the existence of one or more of the following conditions that arose without your consent: (i) a material change in the geographic location at which you are required to perform services, such that your commute between home and your primary job site increases by more than 30 miles, or (ii) a material diminution in your authority, duties or responsibilities or a material diminution in your base compensation or incentive compensation opportunities; provided, however, that a voluntary resignation from the Company shall not be considered a Separation for Good Reason unless you provide the Company with notice, in writing, of your voluntary resignation and the existence of the condition(s) giving rise to the separation within 90 days of its initial existence. The Company will then have 30 days to remedy the condition, in which case you will not be deemed to have incurred a Separation for Good Reason. In the event the Company fails to cure the condition within the 30 day period, your Termination Date shall occur on the 31st day following the Company’s receipt of such written notice.

(2)    “Termination without Cause” means the involuntary termination of your employment or contractual relationship by the Company without Cause, including, but not limited to, (i) a termination effective when you exhaust a leave of absence during, or at the end of, a notice period under the Worker Adjustment and Retraining Notification Act (“WARN”), and (ii) a situation where you are on an approved leave of absence during which your position is protected under applicable law (e.g., a leave under the Family Medical Leave Act), you return from such leave, and you cannot be placed in employment or other form of contractual relationship with the Company.

1.4    Settlement of Restricted Stock Units. As soon as practicable after the RSU Vesting Date, the Company shall transfer to you one Ordinary Share for each Restricted Stock Unit becoming vested on such date (the date of any such transfer shall be the “settlement date” for purposes of this Agreement); provided, however, the Company may withhold shares otherwise transferable to you to the extent necessary to satisfy withholding taxes due by reason of the vesting of the Restricted Stock Units, in accordance with Section 2.6. You shall have no rights as a stockholder with respect to the Restricted Stock Units awarded hereunder prior to the date of issuance to you of a certificate or certificates for such shares. Notwithstanding the foregoing, the Committee, in its sole discretion, may elect to settle Restricted Stock Units in cash based on the fair market value of the Ordinary Shares on the RSU Vesting Date.

1.5    Dividend Equivalents. The Restricted Stock Units awarded under Section 1.1 shall be eligible to receive dividend equivalents in accordance with the following:

(c)    An “Account” will be established in your name. Such Account shall be for recordkeeping purposes only, and no assets or other amounts shall be set aside from the Company’s general assets with respect to such Account.

(e)    On each date that a cash dividend is paid with respect to Ordinary Shares, the Company shall credit your Account with the dollar amount of dividends you would have received if each Restricted Stock Unit held by you on the record date for such dividend payment had been an Ordinary Share. No interest or other earnings shall accrue on such Account.

(f)    As of each RSU Vesting Date, you shall receive a payment equal to the amount of dividends that would have been paid on the Restricted Stock Units vesting on such date had they been Ordinary Shares during the period beginning on the Grant Date and ending on the RSU Vesting Date, and the Account shall be debited appropriately. If you forfeit Restricted Stock Units, any amounts in the Account attributable to such Restricted Stock Units shall also be forfeited.

(g)    If dividends are paid in the form of Ordinary Shares rather than cash, then you will be credited with one additional Restricted Stock Unit for each Ordinary Share that would have been received as a dividend had your outstanding Restricted Stock Units been Ordinary Shares. Such additional Restricted Stock Units shall vest or be forfeited at the same time as the Restricted Stock Unit to which they relate.

SECTION 2

General Terms and Conditions

2.1    Nontransferability. The Award under this Agreement shall not be transferable other than by will or by the laws of descent and distribution.

2.2    No Rights as a Stockholder. You shall not have any rights as a stockholder with respect to any Ordinary Shares subject to the RSU awarded under this Agreement prior to the date of issuance to you of a certificate or certificates for such shares.

2.3    Cause Termination. If your Termination Date occurs for reasons of Cause, all of your rights under this Agreement, whether or not vested, shall terminate immediately.

2.4    Award Subject to Plan. The granting of the Award under this Agreement is being made pursuant to the Plan and the Award shall be payable only in accordance with the applicable terms of the Plan. The Plan contains certain definitions, restrictions, limitations and other terms and conditions all of which shall be applicable to this Agreement. ALL THE PROVISIONS OF THE PLAN ARE INCORPORATED HEREIN BY REFERENCE AND ARE MADE A PART OF THIS AGREEMENT IN THE SAME MANNER AS IF EACH AND EVERY SUCH PROVISION WERE FULLY WRITTEN INTO THIS AGREEMENT. Should the Plan become void or unenforceable by operation of law or judicial decision, this Agreement shall have no force or effect. Nothing set forth in this Agreement is intended, nor shall any of its provisions be construed, to limit or exclude any definition, restriction, limitation or other term or condition of the Plan as is relevant to this Agreement and as may be specifically applied to it by the Committee. In the event of a conflict in the provisions of this Agreement and the Plan, as a rule of construction the terms of the Plan shall be deemed superior and apply.

2.5    Adjustments in Event of Change in Ordinary Shares. In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the number and kind of shares subject to Award under this Agreement will be appropriately adjusted in an equitable manner to prevent dilution or enlargement of the rights granted to or available for you.

2.6    Responsibility for Taxes. Regardless of any action the Company or, if different, the Affiliate employing or retaining you takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company or the Affiliate employing or retaining you. You further acknowledge that the Company and/or the Affiliate employing or retaining you (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Ordinary Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you have become subject to tax in more than one jurisdiction between the RSU Grant Date and the date of any relevant taxable event, as applicable, you acknowledge that the Company and/or the Affiliate employing or retaining you (or formerly employing or retaining you, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(a)    Prior to any relevant taxable or tax withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Company and/or the Affiliate employing or retaining you to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Affiliate employing or retaining you, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(3)    withholding from your wages or other cash compensation paid to you by the Company and/or the Affiliate employing or retaining you; or

(4)    withholding from proceeds of the sale of Ordinary Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization); or

(5)    withholding in Ordinary Shares to be issued upon settlement of the RSUs.

(b)    To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Ordinary Shares, for tax purposes, you are deemed to have been issued the full number of Ordinary Shares subject to the vested RSUs, notwithstanding that a number of the Ordinary Shares are held back solely for the purpose of paying the Tax-Related Items.

(c)    Finally, you shall pay to the Company or the Affiliate employing or retaining you any amount of Tax-Related Items that the Company or the Affiliate employing or retaining you may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Ordinary Shares or the proceeds of the sale of Ordinary Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.

2.7    Compliance with Applicable Law. The issuance of Ordinary Shares will be subject to and conditioned upon compliance by the Company and you, including any written representations, warranties and agreements as the Administrator may request of you for compliance with all (i) applicable U.S. state and federal laws and regulations, (ii) applicable laws of the country where you reside pertaining to the issuance or sale of Ordinary Shares, and (iii) applicable requirements of any stock exchange or automated quotation system on which the Company’s Ordinary Shares may be listed or quoted at the time of such issuance or transfer.

2.8    Code Section 409A (Only Applicable to Individuals Subject to U.S. Federal Tax

Laws).

(a)    Restricted Stock Units other than Restricted Stock Units that continue to vest by reason of your Involuntary Termination for Economic Reasons and dividend equivalents payable under this Agreement are intended to be exempt from Code Section 409A under the exemption for short-term deferrals. Accordingly, Restricted Stock Units (other than Restricted Stock Units that continue to vest by reason of your Involuntary Termination for Economic Reasons) will be settled and dividend equivalents will be paid no later than the 15th day of the third month following the later of (i) the end of your taxable year in which the RSU Vesting Date occurs, or (ii) the end of the fiscal year of the Company in which the RSU Vesting Date occurs.

(b)    Restricted Stock Units that continue to vest by reason of your Involuntary Termination for Economic Reasons are subject to the provisions of this subsection (b). Any distribution in settlement of such Restricted Stock Units will occur provided your Involuntary Termination for Economic Reasons constitutes a “separation from service” as defined in Treasury Regulation §1.409A-1(h). If the Company determines that you are a “specified employee” as defined in Code Section 409A (i.e., an officer with annual compensation above $130,000 (as adjusted for inflation), a five-percent owner of the Company or a one-percent owner with annual compensation in excess of $150,000), distribution in settlement of any such Restricted Stock Units that would be payable within six months of your separation from service shall be delayed to the first business day following the six-month anniversary of your separation from service. Any distribution in settlement of such Restricted Stock Units that would be made more than six months after your separation from service (without application of the six-month delay) shall not be subject to the six-month delay described in this subsection.

2.9    Data Privacy.

(c)    By entering into this Agreement and accepting this Award, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Affiliate employing or retaining you, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

(d)    You understand that the Company and the Affiliate employing or retaining you may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Ordinary Shares or directorships held in the Company, details of all RSUs or any other entitlement to Ordinary Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

(e)    You understand that Data will be transferred to legal counsel or a broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country of residence. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting your local or Company human resources representative. You authorize the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local or Company human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local or Company human resources representative.

2.10 Nature of Grant. In accepting the grant, you acknowledge, understand and agree that:

(f)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, except as otherwise provided in the Plan;

(g)    the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past;

(c)    all decisions with respect to future RSU grants, if any, will be at the sole discretion of the Company;

(d)    you are voluntarily participating in the Plan;

(e)    the RSUs and the Ordinary Shares subject to the RSUs are an extraordinary item and which is outside the scope of your employment or service contract, if any;

(f)    the RSUs and the Ordinary Shares subject to the RSUs are not intended to replace any pension rights or compensation;

(g)    the RSUs and the Ordinary Shares subject to the RSUs are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Affiliate employing or retaining you or any other Affiliate;

(h)    the grant and your participation in the Plan will not be interpreted to form an employment or service contract with the Company or any Affiliate;

(i)    the future value of the underlying Ordinary Shares is unknown, indeterminable and cannot be predicted with certainty;

(j)    no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from your Termination Date (for any reason whatsoever, whether or not later found to be invalid and whether or not in breach of employment laws in the jurisdiction where you are employed or rendering services, or the terms of your employment agreement, if any), and in consideration of the grant of the RSUs to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or the Affiliate employing or retaining you, waive your ability, if any, to bring any such claim, and release the Company and the Affiliate employing or retaining you from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; and

(k)    you acknowledge and agree that neither the Company, the Affiliate employing or retaining you nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between the currency of the country in which you reside and the United States Dollar that may affect the value of the RSUs or of any amounts due to you pursuant to the settlement of the RSUs or the subsequent sale of any Ordinary Shares acquired upon settlement.

2.11 Successors and Assigns. This Agreement shall be binding upon any or all successors and assigns of the Company.

2.12 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Michigan without regard to principals of conflict of laws. Any proceeding related to or arising out of this Agreement shall be commenced, prosecuted or continued in the Circuit Court in Kent County, Michigan located in Grand Rapids, Michigan or in the United Stated District Court for the Western District of Michigan, and in any appellate court thereof.

2.13 Forfeiture of RSUs. If the Company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, then (a) if your incentive or equity-based compensation is subject to automatic forfeiture due to such misconduct and restatement under Section 304 of the Sarbanes-Oxley Act of 2002, or (b) the Committee determines you either knowingly engaged in or failed to prevent the misconduct, or your actions or inactions with respect to the misconduct and restatement constituted gross negligence, you shall (i) be required to reimburse the Company the amount of any payment (including dividend equivalents) relating to any RSUs earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) all outstanding RSUs (including related dividend equivalents) that have not yet been settled shall be immediately forfeited. In addition, Ordinary Shares acquired under this Agreement, and any gains or profits on the sale of such Ordinary Shares, shall be subject to any “clawback” or recoupment policy later adopted by the Company.

2.14 Appendix. Notwithstanding any provisions in this Agreement, the RSU grant shall be subject to any special terms and conditions set forth in any Appendix to this Agreement. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with laws of the country where you reside or to facilitate the administration of the Plan. If you relocate to the United States, the special terms and conditions in the Appendix will apply, or cease to apply, to you, to the extent the Company determines that the application or otherwise of such provisions is necessary or advisable in order to facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.

2.16 Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the RSUs and on any Ordinary Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with laws of the country where you reside or to facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

****

We look forward to your continuing contribution to the growth of the Company. Please acknowledge your receipt of the Plan and this Award.

Very truly yours,

Print Name:

Title:

APPENDIX

PERRIGO COMPANY PLC

Additional Terms and Provisions to

Restricted Stock Unit Award Agreement (Service-Based)

Terms and Conditions

This Appendix (the “Appendix”) includes additional terms and conditions that govern the restricted stock units (“RSUs” or “Award”) granted to you under the Plan if you reside in one of the countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Agreement. The Award will not create any entitlement to receive any similar benefit in the future.

Notifications

This Appendix also includes country-specific information of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 2017. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you do not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time that you vest in the RSUs and Ordinary Shares are issued to you or the shares issued upon vesting of the RSUs are sold.

In addition, the information is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your particular situation. Finally, please note that if you are a citizen or resident of a country other than the country in which you are currently working, or transfers employment after grant, the information contained in the Appendix may not be applicable.

Germany

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If you use a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of shares acquired under the Plan, the bank will make the report for you. In addition, you must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.

Ireland

Notifications

Director Notification Obligation. If you are a director, shadow director or secretary of the Company or an Irish Subsidiary or Affiliate of the Company, and you acquire or dispose of an interest under this Agreement comprising more than 1% of the share capital in the Company, you must notify the entity in which you hold that office (whether the Company itself or an Irish Subsidiary or Affiliate of the Company) in writing within five business days of receiving or disposing of an interest in the Company, or within five business days of becoming aware of the event giving rise to the notification requirement or within five days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).

Exhibit C

GENERAL RELEASE OF CLAIMS

THIS GENERAL RELEASE OF CLAIMS (this “Release”) is executed by Uwe Rohrhoff (“Executive”) as of the date set forth on the signature page hereto.

8.    General Release and Waiver of Claims.

(a)    Release. In consideration of the payments and benefits afforded under the employment agreement, dated as of January 15, 2018, by and between Perrigo Pharma International DAC, an Irish company (the “Company”) and Executive (the “Employment Agreement”), and after consultation with counsel, Executive and each of Executive’s respective heirs, executors, administrators, representatives, agents, successors and assigns (collectively, the “Releasors”) hereby irrevocably and unconditionally release and forever discharge the Company and its subsidiaries and affiliates (including, but not limited to “Parent” (as defined in the Employment Agreement) and each of their respective officers, employees, directors and agents (“Releasees”) from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, “Claims”) that the Releasors may have arising out of Executive’s employment relationship with and service as an employee, officer or director of the Company and its subsidiaries and affiliates, and the termination of any such relationship or service, in each case up to and including Executive’s date of termination whether under contract (including any entitlement to bonus or expenses but excluding any accrued pension rights which remain subject to the rules of the relevant pension scheme), common law, equity, tort (including any claim for personal injury and/or defamation), statute, statutory instrument or any treaty, regulation or directive of the European Union, including but not limited to claims under Adoptive Leave Acts 1995 and 2005; Carer’s Leave Act 2001; Criminal Justice Act 2011; Data Protection Acts 1988 and 2003; Employment Equality Acts 1998 to 2011; Employment Permit Acts 2003 to 2014; European Communities (Protection of Employees on the Transfer of Undertakings) Regulations 2003 to 2014; Industrial Relations Acts 1946 to 2015; Minimum Notice and Terms of Employment Acts 1973 to 2005; National Minimum Wage Acts 2000 and 2015; Organisation of Working Time Act 1997; Parental Leave Acts 1998 and 2006; Payment of Wages Act 1991; Pensions Acts 1990 to 2014; Protection of Employees (Fixed-Term Work) Act 2003; Protection of Employees (Part Time Work) Act 2001; Protection of Employment Acts 1977 to 2014; Protection of Employees (Temporary Agency Work) Act 2012; Protection of Employment (Exceptional Collective Redundancies and Related Matters) Act 2007; Protection of Young Persons (Employment) Act 1996 Protected Disclosures Act 2014 Redundancy Payments Acts 1967 to 2014; Safety, Health and Welfare at Work Acts 2005 to 2014; Terms of Employment (Information) Acts 1994 to 2012; Unfair Dismissals Acts 1977 to 2015; Workplace Relations Act 2015; and, all other legislation relating to employment and its termination or pursuant to any amendment of any of the foregoing statutory provisions or otherwise or at common law. Notwithstanding anything contained herein to the contrary, this Release specifically excludes and shall not affect: (i) the obligations of the Company or its affiliates set forth in the Employment Agreement and to be performed after the date hereof, including without limitation under Sections 5, 8 and 9 thereof, or under any other benefit plan, agreement, arrangement or policy of the Company or its affiliates that is applicable to Executive and that, in each case, by its terms, contains obligations that are to be performed after the date hereof by the Company or its affiliates; (ii) any indemnification or similar rights Executive has as a current or former officer, director, employee or agent of the

Company or its affiliates, including, without limitation, any and all rights thereto under applicable law, the bylaws or other governance documents or such entities, or any rights with respect to coverage under any directors’ and officers’ insurance policies and/or indemnification agreements; (iii) any Claim the Releasors may have as the holder or beneficial owners of securities of the Company or its affiliates or other rights relating to securities or equity awards in respect of the common stock of the Company or its affiliates; (iv) rights to accrued but unpaid salary, paid time off, vacation or other compensation due through the date of termination of employment; (v) any unreimbursed business expenses; (vi) benefits or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; and (vii) any Claims that may arise in the future from events or actions occurring after Executive’s date of termination of employment or that Executive may not by law release through an agreement such as this.

(b)    No Assignment. Executive represents and warrants that Executive has not assigned any of the Claims being released under this Release.

9.    Proceedings. Executive has not filed, and agrees not to initiate or cause to be initiated on Executive’s behalf, any complaint, charge, claim or proceeding against the Releasees with respect to any Claims released under Section 1(a) before any court or other body (each, individually, a “Proceeding”), and agrees not to participate voluntarily in any Proceeding involving such Claims; provided, however, and subject to the immediately following sentence, nothing set forth herein is intended to or shall interfere with Executive’s right to participate in a Proceeding with any appropriate federal, state, or local government agency enforcing discrimination laws on foot of a direction or request from said federal, state or local government agency to so participate, nor shall this Release prohibit Executive from cooperating with any such agency in its investigation. Executive waives any right Executive may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding involving such Claims. Notwithstanding the foregoing, the term Proceeding shall not include any complaint, charge, claim or proceeding with respect to the obligations of the Company to Executive under the Employment Agreement or in respect of any other matter described in the proviso to Section 1(a), and Executive retains all of Executive’s rights in connection with the same.

10.    Severability Clause. In the event any provision or part of this Release is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Release, will be inoperative.

11.    No Admission. Nothing contained in this Release will be deemed or construed as an admission of wrongdoing or liability on the part of the Releasees.

12.    Governing Law and Venue. All matters affecting this Release, including the validity thereof, are to be governed by, and interpreted and construed in accordance with, the laws of the Republic of Ireland.

13.    Counterparts. This Release may be executed in counterparts and each counterpart will be deemed an original.

14.    Legal advice. Prior to execution of this Release, Executive was advised by the Company of Executive’s right to seek independent advice from an attorney of Executive’s own selection regarding this Release. Executive acknowledges that he has entered into this Release knowingly and voluntarily and with full knowledge and understanding of the provisions of this Release after being given the opportunity to consult with counsel.

15.    Notices. All notices, requests, demands or other communications under this Release shall be in writing and shall be deemed to have been duly given when delivered in person or deposited in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, to the party to whom such notice is being given as follows:

As to Executive:

Executive’s last address on the books and records of the Company

As to the Company:

Perrigo Pharma International DAC

Treasury Building

Lower Grand Canal Street

Dublin 2 Ireland

Attention: General Counsel

With a copy to Parent:

Perrigo Company plc

Treasury Building

Lower Grand Canal Street

Dublin 2 Ireland

Attention: General Counsel

Any party may change his, her or its address or the name of the person to whose attention the notice or other communication shall be directed from time to time by serving notice thereof upon the other party as provided herein.

[Signature page follows]

EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS READ THIS RELEASE AND THAT EXECUTIVE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT EXECUTIVE HEREBY EXECUTES THE SAME AND MAKES THIS RELEASE AND THE RELEASE PROVIDED FOR HEREIN VOLUNTARILY AND OF EXECUTIVE’S OWN FREE WILL.

IN WITNESS WHEREOF, Executive has executed this Release on the date set forth below.

Uwe Rohrhoff

Dated as of:

[Signature Page to General Release]

C-4